United States Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              (Amendment No. ____)

                            FIRST SOUTH BANCORP, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

      South Carolina                      6021                    57-1086258
-----------------------------  ----------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

1450 John B. White, Sr. Boulevard, Spartanburg, SC 29306 (864) 595-0455
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

             1450 Reidville Road, Spartanburg, South Carolina 29306
--------------------------------------------------------------------------------
                    (Address of principal place of business)

     Barry L. Slider                             Copies to:
     1450 Reidville Road                         George S. King, Jr., Esquire
     Spartanburg, South Carolina 29306           Haynsworth Sinkler Boyd, P.A.
     (864) 595-0455                              1201 Main Street, Suite 2200
     (Name, address and telephone                Columbia, South Carolina 29201
      number of agent for service)               gking@hsblawfirm.com

Approximate date of proposed sale to the public: As soon as possible after effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

     Title of each                               Proposed maximum       Proposed maximum
  class of securities      Amount to be           offering price       aggregate offering          Amount of
   to be registered         Registered               per unit                 price            registration fee
   ----------------         ----------           ---------------       ------------------      ----------------

      Common Stock           250,000                 $30.00              $7,500,000.00             $607.50

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            FIRST SOUTH BANCORP, INC.

                                 250,000 SHARES

                                  COMMON STOCK

                                $30.00 per share



         First South Bancorp, Inc. is offering its common stock for the purpose of increasing working capital for us and our subsidiary First South Bank. We are offering the shares only through our directors and executive officers and directors and executive officers of our subsidiary, First South Bank. We are not using any selling agents or underwriters. We will not accept subscriptions for fewer than 100 shares.

         Please make subscription checks payable to "First South Bancorp, Inc." We will not escrow your subscription funds. If we accept your subscription, you will become a shareholder when we accept your subscription and issue a stock certificate to you. This offering will terminate on September 30, 2003 (unless we extend the termination date to no later than December 31, 2003). We may terminate the offering earlier if we sell all of the 250,000 shares we are offering. We are not required to sell any minimum number of shares in this offering.

         The common stock is not listed on any exchange, no active market exists for the common stock and no market is likely to exist in the near future.

         Investing in the common stock involves certain risks. See "RISK FACTORS," page 3.

                                                 Per Share(1)         Total(1)
                                                 ------------         --------
Public Offering Price ........................     $30.00          $7,500,000.00
Underwriting Discounts and Commissions .......     $  -0-          $         -0-
Proceeds to First South Bancorp, Inc. ........     $30.00          $7,500,000.00
--------------------
(1) This amount does not reflect the costs of the offering which are estimated to be $75,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The shares of common stock are equity securities; they are not savings accounts or deposits. They will NOT be insured by the Federal Deposit Insurance Corporation or any other government agency or company.

                 The Date of This Prospectus is _________, 2003

                                TABLE OF CONTENTS
                                                                          Page
FORWARD LOOKING STATEMENTS...................................................i
SUMMARY .....................................................................2
RISK FACTORS.................................................................3
OFFERING AND METHOD OF SUBSCRIPTION..........................................5
USE OF PROCEEDS..............................................................6
PRO FORMA CAPITALIZATION.....................................................6
DIVIDENDS....................................................................7
BUSINESS OF FIRST SOUTH BANCORP, INC.........................................7
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................9
MARKET FOR THE COMMON STOCK.................................................27
DIRECTORS AND EXECUTIVE OFFICERS............................................28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................32
SUPERVISION AND REGULATION..................................................32
DESCRIPTION OF CAPITAL STOCK................................................37
AVAILABLE  INFORMATION......................................................39
LEGAL MATTERS...............................................................40
EXPERTS ....................................................................40
FINANCIAL STATEMENTS.......................................................F-1

APPENDIX A -- Subscription Agreement

     Prospective investors may rely only on the information contained in this Prospectus. We have not authorized anyone to provide prospective investors with information different from that contained in this Prospectus. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements which involve risks and uncertainties. You can identify these forward-looking statements through our use of words that are not statements of historical fact such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. You are cautioned that our actual results may differ significantly from the results we discuss in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our growth and our ability to maintain growth; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the effect of interest rate changes on our level and composition of deposits, loan demand and the value of our loan collateral and securities; the effects of competition from other financial institutions; failure of assumptions underlying the establishment of our allowance for loan losses; general economic conditions; and the other factors discussed in "Risk Factors" beginning on page 3 of this prospectus. We have expressed our expectations, beliefs and projections in good faith and we believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

                                     SUMMARY

         This is a brief summary of some of the information in this Prospectus. It is not a complete statement of all material facts about the matters in this Prospectus. Please read the entire Prospectus carefully before you invest.

First South Bancorp, Inc.

         We are a holding company for First South Bank. Our principal office is located at 1450 John B. White, Sr., Boulevard, Spartanburg, South Carolina 29306. Our telephone number is (864) 595-0455.

First South Bank

         First South Bank is a South Carolina state bank that offers commercial and retail banking in the Spartanburg, South Carolina area. First South Bank's principal office is also located at 1450 John B. White, Sr., Boulevard,
Spartanburg, South Carolina. First South Bank has a branch at 1035 Fernwood-Glendale Road in Spartanburg, South Carolina, and a branch at 1333 Main Street, Columbia, South Carolina. It also has received approval to open another branch to serve the market areas in Bluffton/ Hilton Head Island, South Carolina. First South also operates loan production offices in Bluffton, South Carolina and Asheville, North Carolina.

The Offering

Shares of Common Stock Offered............   250,000 Shares
Offering Price per Share..................   $30.00
Minimum Individual Purchase...............   100 shares
Use of Proceeds ..........................   To   provide   additional   working
                                             capital  for us and for First South
                                             Bank.


         We reserve the right to alter the minimum and maximum purchase amounts in our sole discretion. See "OFFERING AND METHOD OF SUBSCRIPTION." We will not place subscription funds in an escrow account. As soon as we accept your subscription, we may begin using your subscription funds.

Selected Financial Data

         We opened for business in 1996. The following data shows our growth since 1998.

(Dollars in thousands, except per
share data)                                 March 31,                            At or year ended December 31,
                                                              ----------------------------------------------------------------------
                                             2003             2002            2001             2000           1999            1998**
                                             ----             ----            ----             ----           ----            ----
Loans, net                                 $173,020         $156,978        $124,613        $ 81,742        $ 56,144        $ 35,284
Total Assets                                207,171          184,964         146,507         114,680          75,061          54,471
Deposits                                    177,011          155,698         117,283          98,586          58,715          41,947
Per share data:
     Earnings (Diluted)                        0.45*            1.49            0.97            0.84             .54             .15
     Book value                               16.04            15.58           14.07           12.96           11.89           11.54


*For the quarter.
**Data is for First South Bank.

                                  RISK FACTORS

         Investment in our stock involves a significant degree of risk. Before subscribing to purchase any of the shares, you should consider the risks and speculative features which are inherent in and affect our business. You should only make an investment after careful consideration of the risk factors set forth below. You should not invest in our stock unless you can afford an investment involving such risks. You should consider the following risks as well as others:

You May Lose Your Total Investment.

         Significant risks are associated with an investment in the common stock of a recently-formed company and with investment in a banking business. Therefore, you should make sure, before investing, that you are financially able to sustain a total loss of any funds used to purchase our common stock. Our common stock is not a deposit, and will not be insured by the FDIC or any other government agency.

We Have a Limited Operating History.

         We only have a short operating history since we have been in business for just under seven years. Therefore, you have limited information on which to base an investment decision.

There is No Minimum Offering Requirement.

         There is no minimum offering requirement for this offering. Accordingly, there is a risk that subscribers will become our shareholders even though other potential investors and the market may have judged the terms of the offering unsatisfactory because the risk of investment is perceived to be too high, the valuation we placed on our common stock is too high, or for any reason.

Your Subscription Funds Will Not be Placed in Escrow.

         We will not hold subscription funds in escrow. Upon acceptance of subscriptions and issuance of stock certificates for the shares subscribed, subscribers will become our shareholders. If the subscription is rejected in whole or in part, the subscription funds attributable to the rejected portion will be promptly returned to the subscriber. No interest will be paid on any such returned funds. See "OFFERING AND METHOD OF SUBSCRIPTION."

We are Highly Dependent Upon our President and Chief Executive Officer.

         We are, and for the foreseeable future we will be, dependent on the services of Barry L. Slider, who is our president and chief executive officer. If Mr. Slider's services become unavailable, we cannot promise that we would find a suitable successor who would be willing to be employed upon the terms and conditions that we would offer. Failure to replace Mr. Slider promptly, should his services become unavailable, could have a materially adverse effect on our operations and the value of our common stock. Our ability to attract and retain other qualified officers and employees will also affect our profitability and success.

Our Common Stock Has a Limited Trading Market.

         Currently there is only a limited trading market for our stock, and it is not certain that an active and liquid trading market will develop or be maintained in the foreseeable future. The development of an active public trading market depends upon the existence of willing buyers and sellers and is not within our control. For these reasons, our common stock may not be appropriate as a short-term investment, and you should be prepared to hold our common stock indefinitely.

We Arbitrarily Determined the Offering Price.

         The price of the stock has not been set as a result of arm's length negotiations or with reference to prices established in an active trading market, and no particular factors played a role in setting the offering price.

We are not using a selling agent or underwriter in this offering, so we have not had the assistance of such independent market professionals in setting the offering price for the shares. We established the aggregate offering price at the amount we wish to use to add to our working capital. The price per share was arbitrarily set at $30.00 per share solely because of our belief that it would permit us to sell a reasonable number of shares and achieve our goals. Even if an active trading market for the common stock develops, we cannot assure you that you will be able to sell your shares at or above $30.00 per share.

We Will  Not  Pay  Dividends  in the  Foreseeable  Future,  and  May  Never  Pay
Dividends.

         We do not plan to pay cash dividends in the foreseeable future. We plan to use the funds which might otherwise be available to pay dividends to expand our business and that of First South Bank.

         Declaration and payment of dividends are within the discretion of our Board of Directors. First South Bank will be our most likely source of funds with which to pay cash dividends. First South Bank's declaration and payment of future dividends to us are within the discretion of the Board of Directors of First South Bank, and are dependent upon First South Bank's earnings, financial condition, its need to retain earnings for use in the business, and any other pertinent factors. Payment of dividends by First South Bank is also subject to various regulatory requirements. See "DIVIDENDS."

Provisions of our Articles of Incorporation May Discourage or Prevent Takeover Attempts.

         Our Articles of Incorporation include several provisions that may have the effect of discouraging or preventing hostile take-over attempts, and thus of making the removal of incumbent management difficult. The provisions include staggered terms for the Board of Directors and requirements of super-majority votes to approve certain business transactions. See "DESCRIPTION OF CAPITAL STOCK." To the extent that these provisions are effective in discouraging or preventing take-over attempts, they may tend to reduce the market price for our stock.

We Face Strong Competition from Larger, More Established Competitors.

         We encounter strong competition from financial institutions operating in the Spartanburg and Columbia, South Carolina areas. In the conduct of some aspects of its business, First South Bank also competes with credit unions, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation as First South Bank. Many of these competitors have substantially greater resources and lending abilities than First South Bank. They offer services, such as investment banking, trust and international banking services, that First South Bank does not provide. We believe that First South Bank will be able to compete effectively with these institutions with personalized service, loan participations and other techniques, but we cannot promise that we are correct in our belief. See "BUSINESS OF FIRST SOUTH BANCORP, INC. -- Competition."

We Will Have Credit Risks Associated With Lending.

         First South Bank lends a substantial portion of its capital and deposits to individual and commercial borrowers in and around the Spartanburg metropolitan area. Any factors that adversely affect the Spartanburg metropolitan area could, in turn, adversely affect the performance of First South Bank. Management endeavors to be prudent in making loans, but some loan losses are unavoidable. Changes in both national and local economic conditions could affect the ability of borrowers to repay their loans.

         It is possible that defaults by First South Bank's borrowers could be large enough to impair the ability of First South Bank to continue its operations. Loan losses and other losses might reduce First South Bank's capital below the level required by the FDIC, which could result in loss of deposit insurance, First South Bank's being placed in receivership, and total loss of the value of your investment in First South Bancorp, Inc.

We are Susceptible to Changes in Monetary Policy and Other Economic Factors.

         Changes in governmental, economic, and monetary policies may affect the ability of First South Bank to attract deposits and make loans. The rates of interest payable on deposits and chargeable on loans are affected by governmental regulation and fiscal policy as well as by national, state and local economic conditions. See "SUPERVISION AND REGULATION."

We are Subject to Governmental Regulation Which Could Change.

         We operate in a highly regulated industry and are subject to examination, supervision and comprehensive regulation by various federal and state agencies. Our compliance with the requirements of these agencies is costly and may limit our growth and restrict certain of our activities, including, payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of offices. We are also subject to capitalization guidelines set forth in federal legislation.

         The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the impact of these changes on our business or profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

                       OFFERING AND METHOD OF SUBSCRIPTION

The Offering

         First South Bancorp, Inc. ("First South") is offering 250,000 shares of its Common Stock (no par value) at a price of $30.00 per share. The price of the Common Stock has not been set as the result of arm's length negotiations or with reference to prices established in an active trading market. No independent market professionals, such as selling agents or underwriters, were consulted for help in setting the offering price. First South is seeking to raise sufficient capital through this offering to provide additional working capital for itself and First South Bank.

         The minimum individual purchase in this offering is 100 shares, and there is no specific maximum purchase amount of shares. First South reserves the right to alter the individual minimum and maximum purchase amounts should conditions so warrant and specifically reserves the right to approve purchases of all shares. Subscribers should be aware that beneficial ownership of 5% or more of the outstanding Common Stock of First South would obligate the beneficial owner to comply with certain reporting and disclosure requirements of federal securities laws, and ownership of 10% or more would require advance notice be given to the Board of Governors of the Federal Reserve System.

No Escrow of Funds

         Subscription funds will not be held in escrow. Subscribers will become shareholders of First South upon acceptance of their subscriptions by First South and issuance of their stock certificates. First South may immediately use funds received from accepted subscriptions.

Plan of Distribution

         This offering is being made to the public through the executive officers and directors of First South and First South Bank. No commission or other sales compensation will be paid to any officer or director of First South or any officer or director of First South Bank in connection with the offering.

Method of Subscription

         Shares may be subscribed for by delivery of the enclosed subscription form, completed and executed, together with full payment of the subscription price, to First South at Post Office Box 1928, Spartanburg, South Carolina 29304. All subscription payments must be made in United States dollars by check, bank draft, or money order drawn to the order of "First South Bancorp, Inc." Subscriptions and full payment must be received on or prior to the Expiration Date (as defined below).

         First South reserves the right to reject any offer of subscription in whole or in part or to cancel acceptance of any subscription offer, in whole or in part, for any reason whatsoever until the date the shares subscribed are issued. If all or part of a subscription is not accepted or is cancelled by First South, all funds relating to the unaccepted or cancelled portion shall be promptly returned to the subscriber without interest thereon. Only the President of First South has the authority to accept or reject a subscription, or portion thereof, on behalf of First South.

Expiration Date or Extension of the Offering

         First South will offer shares of the Common Stock hereunder until the earlier of (i) receipt by First South of subscriptions for an aggregate of 250,000 shares; (ii) a decision by First South to terminate the offering; or
(iii) September 30, 2003 (the "Expiration Date"). While First South intends to use its best efforts to sell 250,000 shares, the offering may be terminated without notice to anyone before all such shares are sold. No minimum amount of shares is required to be sold in this offering.

         The Expiration Date may be extended until December 31, 2003, in the discretion of First South. The extension of the Expiration Date may cause an increase in the expenses incurred by First South in connection with this offering.

Issuance of Stock Certificates

         First South will promptly issue certificates for shares of Common Stock offered hereby with respect to subscriptions that have been accepted by First South and paid for by the subscriber.

                                 USE OF PROCEEDS

         After deduction of offering expenses estimated at approximately $75,000, the net proceeds from this offering will be $7,425,000.00 if all shares offered are sold. There is, however, no requirement that any minimum number of shares be sold. Accordingly, the net proceeds of the offering could be substantially less.

         First South will use some of the proceeds to increase the capital of First South Bank. First South Bank will use that capital to make investments and for working capital. Some of the proceeds could also be used to acquire the physical facilities for additional branch locations. (Opening of additional branches would require regulatory approvals.) The amounts to be used for the purposes described have not been determined. The determination will depend on the amount raised by the offering and the circumstances existing when the funds become available. The remaining portion of the proceeds will be retained by First South as working capital.

                            PRO FORMA CAPITALIZATION

         The following table sets forth the actual capitalization of First South at March 31, 2003 and the pro forma capitalization after completion of this offering. The table assumes sale of 250,000 shares and deduction of offering expenses, which are assumed to be the maximum estimated. Since no minimum number of shares is required to be sold in this offering, however, the pro forma capitalization after the offering could be substantially lower.


                                                                                                             Actual
                                                                                                            March 31,         Pro
                                                                                                              2003           Forma
                                                                                                              ----           -----
Shareholders' Equity                                                                                       (Dollars in thousands)
Common stock, no par value, 20,000,000 Shares Authorized;
     920,780 (1,170,780 pro forma) Shares Outstanding
     Paid-in capital ...................................................................               $11,145               $13,966
     Retained earnings .................................................................                 3,553                 3,553
     Accumulated other comprehensive income ............................................                    72                    72
                                                                                                       -------               -------
          Total Shareholders' Equity ...................................................               $14,770               $22,195

                                    DIVIDENDS

         First South does not plan to pay cash dividends in the foreseeable future. It plans to use the funds that might otherwise be available to pay dividends to expand the business of First South and First South Bank.

         There can be no assurance when, or whether, First South will be in a position to pay cash dividends on the Common Stock. The most likely source of dividends to be paid by First South will be dividends paid to First South by First South Bank. However, the Board of Directors anticipates that all or substantially all of First South Bank's earnings in the foreseeable future may be required for use in the development of First South Bank's business. Declaration and payment of future dividends and the type of dividend, cash or stock, are dependent upon First South Bank's earnings, financial condition, its need to retain earnings for use in the business, and other pertinent factors.

         The payment of cash dividends by First South Bank may also be affected or limited by other factors, such as the requirements to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of cash dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. Paying dividends that deplete a bank's capital base to an inadequate level may constitute an unsafe and unsound banking practice. The FDIC has issued policy statements which provide that insured banks should generally only pay cash dividends out of current operating earnings.

                      BUSINESS OF FIRST SOUTH BANCORP, INC

General

         First South is a bank holding company with no operations other than those carried on by its wholly-owned subsidiary, First South Bank. First South was organized in 1999 under the laws of South Carolina for the purpose of becoming a holding company for First South Bank. First South Bank conducts a general banking business under a state charter approved by the South Carolina State Board of Financial Institutions (the "State Board") and granted by the Secretary of State of South Carolina. First South Bank was organized in 1996. First South Bank conducts its activities from its main office and one branch office, opened in 1997, in Spartanburg, South Carolina and a branch opened in March, 2000 in Columbia, South Carolina. First South Bank plans to open an additional branch in 2003 in Bluffton, South Carolina to serve the Bluffton and Hilton Head Island, South Carolina market areas. First South Bank has recently opened small loan production offices in Bluffton, South Carolina and Asheville North Carolina. The loan production offices refer customers to First South Bank's existing branches.

         First South Bank's business primarily consists of accepting deposits and making loans. First South Bank seeks deposit accounts from households and businesses in its primary market areas by offering a full range of savings accounts, retirement accounts (including Individual Retirement Accounts), checking accounts, money market accounts, and time certificates of deposit. It also makes primarily commercial, real estate and installment loans, primarily on a secured basis, to borrowers in and around Spartanburg and Richland Counties and makes other authorized investments. Mortgage loans are primarily made for resale in the secondary market. As of December 31, 2002, First South Bank employed 41 persons on a full time equivalent basis.

Competition

         First South Bank competes primarily in the South Carolina city of Spartanburg, for which the most recent market share data available is as of June 30, 2002. At that time, in Spartanburg, 13 banks, savings and loans, and savings banks with 51 branch locations competed for aggregate deposits of approximately

$1.853 billion. First South Bank has a city-wide deposit market share of 5.4% and a market share rank of 6 out of the 13 competitors. The bank also has one branch in the city of Columbia, South Carolina where its deposit market share is less than 1%.

         Banks generally compete with other financial institutions through the savings products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and personal concern with which services are offered. In the conduct of certain areas of its business, First South Bank competes with commercial banks, credit unions, consumer finance companies, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation and restriction imposed upon First South Bank. Many of these competitors have substantially greater resources and lending limits than First South Bank and offer certain services, such as international banking services and trust services, which First South Bank does not provide. Moreover, most of these competitors have more numerous branch offices located throughout their market areas, a competitive advantage that First South Bank does not have to the same degree.

         The banking industry is significantly affected by prevailing economic conditions as well as by government policies and regulations concerning, among other things, monetary and fiscal affairs, the housing industry and financial institutions. Deposits at banks are influenced by a number of economic factors, including interest rates, competing instruments, levels of personal income and savings, and the extent to which interest on retirement savings accounts is tax deferred. Lending activities are also influenced by a number of economic factors, including demand for and supply of housing, conditions in the construction industry, and availability of funds. Primary sources of funds for lending activities include savings deposits, income from investments, loan principal repayments, and proceeds from sales of loans to conventional participating lenders.

Services

         First South Bank offers a full array of domestic commercial bank services. Deposit services include business and personal checking accounts, NOW accounts, savings accounts, money market accounts, various term certificates of deposit, IRA accounts, and other deposit services. Most of First South Bank's deposits are attracted from individuals, small businesses and other financial institutions. First South Bank does not offer trust services.

         First South Bank offers secured and unsecured, short-to-intermediate term loans, with floating and fixed interest rates for commercial, consumer and residential purposes. Consumer loans include: car loans, home equity improvement loans (secured by first and second mortgages), personal expenditure loans, education loans, overdraft lines of credit, and the like. Commercial loans include: short term unsecured loans, short and intermediate term real estate mortgage loans, loans secured by listed stocks, and loans secured by equipment, inventory, accounts receivable, and the like. Management believes that the credit staff possesses knowledge of the community and lending skills sufficient to enable First South Bank to maintain a sufficient volume of high quality loans.

         Management of First South Bank believes that the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals, industries or groups of related individuals or industries, and First South Bank has no foreign loans. The loan portfolio consists primarily of mortgage loans and extensions of credit to businesses and individuals in First South Bank's service area within Spartanburg and Richland Counties, South Carolina. The economy of this area is diversified and does not depend on any one industry or group of related industries. Management has established loan policies and practices that include set limitations on loan-to-collateral value for different types of collateral, requirements for appraisals, obtaining and maintaining current credit and financial information on borrowers, and credit approvals.

         Other services offered by First South Bank include residential mortgage loan origination services, safe deposit boxes, night depository service, tax deposits, travelers checks, and, as a card issuer only, twenty-four hour automated teller services through the STAR ATM network. The bank is currently conducting on a trial basis limited operations in a consumer deferred presentment program.

Property

         First South Bank owns the real property at 1450 John B. White, Sr., Blvd., Spartanburg, South Carolina, where its main offices are located. First South Bank leases the property at 1035 Fernwood Glendale Road, Spartanburg, South Carolina, and at 1333 Main Street, Columbia, South Carolina, where its branch offices are located, under long term leases. First South also has a long term lease on the site of its proposed branch at 11 Arley Way, Bluffton, South Carolina. All properties are believed to be well suited for First South Bank's needs.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This discussion is intended to assist in understanding the financial condition and results of operations of First South, and should be read in conjunction with the financial statements and related notes beginning on page F-1 of this Prospectus. Because First South Bank is responsible for all of First South's operations, the discussion also refers to the results of operations of First South Bank.

Critical Accounting Policies

         First South has adopted various accounting policies which govern the application of accounting principles generally accepted in the United States of America in the preparation of First South's financial statements. The significant accounting policies of First South are described in the notes to the consolidated financial statements.

         Certain accounting policies involve significant judgments and assumptions by management, which have a material impact on the carrying value of certain assets and liabilities. Management considers such accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from those judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of operations of First South.

         First South believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the section "Allowance for Loan Losses" for a detailed description of First South's estimation and methodology related to the allowance for loan losses.

                     Years Ended December 31, 2002 and 2001

Earnings Performance

         First South had net income from operations for the year ended December 31, 2002, of $1,418,764, or $1.54 per share, compared to net income for the year ended December 31, 2001, of $905,835 or $0.99 per common share. First South had net interest income (the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities) of $5,854,703 for 2002, as compared to $4,533,314 for 2001. First South also had other operating income (principally service charges, fees and commissions) of $860,419 in 2002 and $431,246 in 2001. First South provided $674,830 and $445,853 to its allowance for loan losses in 2002 and 2001, respectively, and had other operating expenses (principally salaries and benefits and occupancy and equipment expenses) of $3,826,266 in 2002, and $3,198,297 in 2001.

Net Interest Income

         Net interest income is the amount of interest earned on interest earning assets (loans, investment securities, time deposits in other banks and federal funds sold), less the interest expenses incurred on interest bearing liabilities (interest bearing deposits and borrowed money), and is the principal source of First South's earnings. Net interest income is affected by the level of interest rates, volume and mix of interest earning assets and interest bearing liabilities and the relative funding of these assets.

           For the year ended December 31, 2002, net interest income was $5,854,703. During the year ended December 31, 2001, net interest income was $4,533,314. The increase was primarily attributable to an increase in volume as average interest earning assets increased 36.3% and average interest bearing liabilities increased 36.4% from 2001 to 2002. The average yield on interest earning assets decreased from 7.98% to 6.18% from 2001 to 2002, while the average cost of interest bearing liabilities decreased from 4.85% to 3.01%. As a result, the net yield on average interest earning assets decreased from 3.74% in 2001 to 3.55% in 2002.

         The table "Average Balances, Yields and Rates," provides a detailed analysis of the effective yields and rates on the categories of interest earning assets and interest bearing liabilities for the years ended December 31, 2002 and 2001.

                                                                             Average Balances, Yields and Rates
                                                                                   (Dollars in Thousands)
                                                                                   Year Ended December 31,
                                                                              2002                                2001
                                                                              -----                               ----
                                                                             Interest                             Interest
                                                                  Average     Income/   Yields/       Average     Income/   Yields/
                                                                Balances(1)   Expense    Rates      Balances(1)   Expense    Rates
                                                                -----------   -------    -----      -----------   -------    -----
Assets
Federal funds sold .......................................        $      -   $     -         -        $     17     $    1    5.88%
Due From banks - Interest-bearing ........................           9,993       157      1.57%          4,556        177    3.89%
Investment securities ....................................          13,849       739      5.34%         14,192        894    6.30%
Loans (2) ................................................         141,269     9,312      6.59%        102,333      8,596    8.40%
                                                                  --------   -------                  --------     ------
  Total interest earning assets ..........................         165,111    10,208      6.18%        121,098      9,668    7.98%
Cash and due from banks ..................................           3,074                               2,305
Valuation reserve for investment securities ..............             156                                 124
Allowance for loan losses ................................          (1,553)                             (1,234)
Premises and equipment ...................................           2,817                               2,843
Other assets .............................................           2,683                               2,330
                                                                  --------                            --------
  Total assets ...........................................        $172,288                            $127,466
                                                                  ========                            ========
Liabilities and shareholders' equity
  Interest bearing transaction accounts ..................        $ 31,447   $   735      2.34%       $ 23,683     $  857    3.62%
  Savings ................................................           8,838       175      1.98%          2,750         66    2.40%
  Time deposits $100,000 and over ........................          18,168       588      3.24%         14,721        872    5.92%
  Other time deposits ....................................          69,892     2,334      3.34%         51,314      2,826    5.51%
                                                                  --------   -------                  --------     ------
    Total interest bearing deposits ......................         128,345     3,832      2.99%         92,468      4,621    5.00%
Retail repurchase agreements .............................           5,887        65      1.10%          4,617        123    2.66%
Other Borrowed Funds .....................................          10,276       456      4.44%          8,875        391    4.41%
                                                                  --------   -------      ----        --------     ------    ----
    Total interest bearing liabilities ...................         144,508     4,353      3.01%        105,960      5,135    4.85%
                                                                             -------                               ------
Noninterest bearing demand deposits ......................          12,951                               7,864
Other liabilities ........................................           1,115                               1,149
Shareholders' equity .....................................          13,714                              12,493
                                                                  --------                            --------
  Total liabilities and  shareholders' equity ............        $172,288                            $127,466
                                                                  ========                            ========
Interest rate spread (3) .................................                                3.17%                              3.13%
Net interest income and net yield on earning assets (4)...                   $ 5,855      3.55%                    $4,533    3.74%
                                                                             =======                               ======
Interest free funds  supporting  earning  assets (5) .....        $ 20,603                            $ 15,138

(1)  Average balances are computed on a daily basis.
(2) Nonaccruing loans are included in the average loan balances and income on such loans is recognized on a cash basis and excludes impact of deferred loan origination fees.
(3) Total interest earning assets yield less the total interest bearing liabilities rate.
(4)  Net interest income divided by total interest earning assets.
(5)  Total interest earning assets less total interest bearing liabilities.

Rate/Volume Analysis of Net Interest Income

         The effect of changes in average balances (volume) and rates on interest income, interest expense and net interest income, for the periods indicated, is shown below. The effect of a change in average balance has been determined by applying the average rate in the earlier period to the change in average balance in the later period, as compared with the earlier period. The effect of a change in the average rate has been determined by applying the average balance in the earlier period to the change in the average rate in the later period, as compared with the earlier period. Changes resulting from average balance/rate variances are included in changes resulting from volume.

                                                     Year Ended December 31,
                                                      2002 compared to 2001
                                                   Increase (Decrease) Due to
                                                   --------------------------
                                                      (Dollars in Thousands)
                                                 Volume       Rate       Total
                                                 ------       ----       -----
Interest earned on:
  Due from banks-Interest-bearing (1) ......    $   211     $  (232)    $   (21)
  Investments ..............................        (22)       (133)       (155)
  Net Loans ................................      3,273      (2,557)        716
                                                -------     -------     -------

Total Interest Income ......................      3,462      (2,922)        540
                                                -------     -------     -------

Interest paid on:
  Interest Checking ........................        281        (403)       (122)
  Savings Deposits .........................        146         (37)        109
  Time Deposits $100,000 and over ..........        204        (488)       (284)
  Other time deposits ......................      1,023      (1,515)       (492)

  Retail Repurchase Agreements .............         34         (92)        (58)
  Other Borrowed Funds .....................         62           3          65
                                                -------     -------     -------

Total Interest Expense .....................      1,750      (2,532)       (782)
                                                -------     -------     -------

Change in Net Interest Income ..............    $ 1,712     $  (390)    $ 1,322
                                                =======     =======     =======

(1) Includes the $17,000 average balance and $1,000 earnings on federal funds sold in 2001

         During the year 2003 management expects that interest rates will remain fairly stable. Therefore, any improvements in net interest income for 2003 are expected to be largely the result of increases in the volume and changes in the mix of interest earning assets and liabilities. Management expects to continue following the market strategies which it has employed to date.

Interest Rate Sensitivity

         Interest rate sensitivity management is concerned with the timing and magnitude of repricing assets compared to liabilities and is an important part of asset/liability management. It is the objective of interest rate sensitivity management to generate stable growth in net interest income, and to control the risks associated with interest rate movement. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that timely adjustments in interest rate sensitivity can be made.

         The table, "Interest Sensitivity Analysis", indicates that, on a cumulative basis through twelve months, rate sensitive assets exceeded rate sensitive liabilities, resulting in an asset sensitive position at December 31, 2002 of $17.1 million for a cumulative gap ratio of 1.13%. When interest sensitive liabilities exceed interest sensitive assets for a specific repricing "horizon", a negative interest sensitivity gap results. The gap is positive when interest sensitive assets exceed interest sensitive liabilities, as was the case at December 31, 2002, with respect to the one year time horizon. For a bank with a positive gap, such as First South, rising interest rates would be expected to have a positive effect on net interest income and falling rates would be expected to have the opposite effect.

         The table below reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Amounts of fixed rate loans are reflected at the earlier of their contractual maturity date or the date at which the loans may be repriced contractually. Time deposits in other banks are reflected in the deposits' maturity dates. Repurchase agreements and other borrowed funds are reflected in the earliest contractual repricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty day or shorter period. However, First South is under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits are reflected at their contractual maturity dates. Fixed rate advances are reflected at their contractual maturity dates, and variable rate advances are reflected in the earliest repricing interval since they were borrowed under the daily rate credit option, and reprice daily.

                          Interest Sensitivity Analysis

                                                                                         December 31, 2002
                                                                                         -----------------
                                                                 Within          4-12        Over 1-5         Over 5
                                                                3 Months        Months        Years           Years          Total
                                                                --------        ------       --------         ------         -----
                                                                       (Dollars in thousands)
Interest earning assets
   Interest-bearing deposits in other banks .............      $    100       $      0        $      0       $      0       $    100
   Other investments (Book Value) .......................             0              0          13,488          3,600         17,088
   Loans
      Fixed rate ........................................         4,062          8,516           5,342          1,348         19,268
      Variable rate .....................................       139,593              0               0              0        139,593
                                                               --------       --------        --------       --------       --------
        Total interest earning assets ...................      $143,755       $  8,516        $ 18,830       $  4,948       $176,049

Interest bearing liabilities
   Interest bearing deposits
      Interest bearing transaction accounts .............        34,677              0               0              0         34,677
      Savings & MMIA ....................................        22,214              0               0              0         22,214
      Time deposits $100,000 and over ...................         5,932         12,841           1,788              0         20,561
      Other time deposits ...............................        20,263         35,575           7,872              0         63,710
        Total interest bearing deposits .................        83,086         48,416           9,660              0        141,162
      Repurchase agreements .............................         3,230              0               0              0          3,230
      Other borrowed Funds ..............................           445              0               0         10,000         10,445
                                                               --------       --------        --------       --------       --------
        Total interest bearing liabilities ..............      $ 86,761       $ 48,416        $  9,660       $ 10,000       $154,837

Interest sensitivity gap ................................      $ 56,994       $(39,900)       $  9,170       $ (5,052)
Cumulative interest sensitivity gap .....................      $ 56,994       $ 17,094        $ 26,264       $ 21,212
Gap ratio ...............................................          1.66%           .18%           1.95%
Cumulative gap ratio ....................................          1.66%          1.13%           1.18%

Provision for Loan Losses

         The allowance for loan losses, established through charges to expense in the form of a provision for loan losses, allows for loan losses inherent in First South's loan portfolio. Loan losses or recoveries are charged or credited directly to the allowance. The level of the allowance for loan losses is based on management's judgment as to the amount required to maintain an allowance adequate enough to provide for such losses. First South provided $674,830 and $445,853 to the allowance during the years ended December 31, 2002 and 2001, respectively. The increase primarily resulted from the increase in the amount of loans outstanding.

Other Income

         Other income, which consists primarily of mortgage loan fees, loan brokerage fees, service charges on deposit accounts, and other commissions and fees income, increased by 99.5% to $860,419 in 2002 from $431,246 in 2001. $302,342, or 70.4%, of the $429,173 increase resulted from the establishment of a loan brokerage operational area to develop this line of business. The balance of the $429,173 increase is largely attributable to the $ $86,336 increase in mortgage loan fees.

Other Expenses

         Other expenses, which consist primarily of salaries and employee benefits, net occupancy, and data processing expenses, totaled $3,826,266 for the year ended December 31, 2002 as compared to $3,198,297 for the year ended December 31, 2001. Increases in categories of non-interest expense related to asset growth and the expense associated with establishing a new operational area, loan brokerage, accounted for most of the increase in non-interest expense in 2002. As a percentage of total operating income (net interest income after provision for loan losses plus total other operating income), other expenses decreased from 70.8% in 2001 to 63.3% in 2002.

Income Taxes

         During the year ended December 31, 2001, First South accrued $612,575 for income taxes. First South accrued $1,003,262 for income taxes during 2002. First South accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Certain items of income and expense (principally provision for loan losses and depreciation) are included in one reporting period for financial accounting purposes and another for income tax purposes. These accounting timing differences resulted in a deferred income tax benefit of $208,000 being recognized in 2002 and $198,000 being recognized in 2001.

Investment Portfolio

         As of December 31, 2002, First South's investment portfolio comprised approximately 9.3 % of its total assets. The following table summarizes the carrying value amounts of securities held by First South at December 31, 2002 and at December 31, 2001.

                                          Securities Portfolio Composition

                                                                    December 31, 2002                    December 31, 2001
                                                            ----------------------------------   -----------------------------------
                                                                           Net                                 Net
                                                                        Unrealized                          Unrealized
                                                               Book      Holding      Fair         Book      Holding         Fair
                                                              Value    Gain/(Loss)    Value        Value   Gain/(Loss)       Value
                                                              -----    -----------    -----        -----   -----------       -----
                                                                                   (Dollars in thousands)
Available for sale:
    U. S. Government agency obligations .............      $13,996      $   132      $14,128      $ 8,000      $   181       $ 8,181
    State and local obligations .....................          123            4          127          123           (3)          120
    Restricted FHLB Stock ...........................          600            -          600          600            -           600
                                                           -------      -------      -------      -------      -------       -------
                                                           $14,719      $   136      $14,855      $ 8,723      $   178       $ 8,901
                                                           =======      =======      =======      =======      =======       =======
Held for investment:
    U.S. Government Agency obligations ..............      $ 1,517      $    31      $ 1,548      $   500      $    29       $   529

    Trust Preferred securities ......................          476           73          549          475           62           537
    State and local obligations .....................      $   375      $    12      $   387      $   375            1       $   376
                                                           -------      -------      -------      -------      -------       -------
                                                           $ 2,368      $   116      $ 2,484      $ 1,350      $    92       $ 1,442
                                                           =======      =======      =======      =======      =======       =======


         The following table presents scheduled maturities of debt securities at December 31, 2002. Available-for-sale securities are stated at estimated fair value and held for investment securities are stated at amortized cost.

                         Securities Portfolio Maturities

                                                                                            December 31, 2002
                                                                          Available for Sale                 Held for Investment
                                                                          ------------------                 -------------------
                                                                      Amortized          Estimated        Amortized       Estimated
                                                                         Cost            Fair Value          Cost         Fair Value
                                                                         ----            ----------          ----         ----------
                                                                                         (Dollars in thousands)
U.S. Government Agency Obligations
         Due from one to five years ........................           $11,997           $12,104           $ 1,517           $ 1,548
         Due from five to ten years ........................             1,000             1,019                 0                 0
         Due after ten years ...............................             1,000             1,005                 0                 0

State and local obligations(1)
         Due after ten years ...............................               123               127               375               387
Trust Preferred securities
         Due after ten years ...............................                                                   476               549
Equity securities ..........................................               600               600

Total (2)
         Due from one to five years ........................           $11,997           $12,104           $ 1,517           $ 1,548
         Due from five to ten years ........................             1,000             1,019                 0                 0
         Due after ten years ...............................             1,123             1,132               851               936

------------------------------------------
(1) Not adjusted for tax equivalency
(2) Excludes equity securities

Loan Portfolio

         Management believes the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries, and there are no foreign loans.

         The amount of loans outstanding at December 31, 2002, and 2001, are shown in the following table according to type of loan:

                           Loan Portfolio Composition


                                                            December 31,
                                                            ------------
                                                       2002            2001
                                                       ----            ----

Commercial, financial and agricultural .......   $  47,099,954    $  36,270,381
Real estate - construction ...................      14,211,986       13,097,957
Real estate mortgage .........................      96,495,309       76,168,473
Consumer .....................................       1,053,596          629,235
                                                 -------------    -------------
    Total loans ..............................     158,860,845      126,166,046

Less allowance for loan losses ...............      (1,750,000)      (1,450,000)
                                                 -------------    -------------

Total Loans, net of allowance for loan losses    $ 157,110,845    $ 124,716,046
                                                 =============    =============

Maturity Distribution of Loans

         The following table sets forth the maturity distribution of First South's loans, by type, as of December 31, 2002, as well as the type of interest requirement on such loans.

                         Maturity Distribution on Loans

                                                                                       December 31, 2002
                                                                                       -----------------
                                                                 1 Year               1-5              5 Years
                                                                 or Less             Years              or More             Total
                                                                 -------             -----              -------             -----
                                                                                      (Dollars in Thousands)

Commercial and industrial ..........................            $ 19,861            $ 26,259            $    933            $ 47,053
Real Estate-construction ...........................               6,016               8,196                   0              14,212
Real Estate-mortgage ...............................              24,762              57,123              14,610              96,495
Consumer installment ...............................                 378                 657                  19               1,054
                                                                --------            --------            --------            --------
      Sub-Total ....................................              51,017              92,235              15,562             158,814

Other loan types ...................................                   -                  47                   -                  47
                                                                --------            --------            --------            --------

      Total ........................................            $ 51,017            $ 92,282            $ 15,562            $158,861
                                                                ========            ========            ========            ========

         A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

         Commercial loans primarily represent loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment strengths and low debt to worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, initial and continuing financial analysis of a borrower's financial information is required.

         Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and some nonfarm, nonresidential real estate. Usually, loan to cost ratios are limited to 75% and permanent financing commitments are required prior to the advancement of loan proceeds.

         Loans secured by real estate mortgages comprised nearly 70.0% of First South's loan portfolio at December 31, 2002. Residential real estate loans consist mainly of first and second mortgages on single family homes, with some multifamily loans. Loan-to-value ratios for these instruments are generally limited to 90%. Nonfarm, nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 80%. The repayment of both residential and business real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

Nonperforming Loans; Other Problem Assets

         When a loan is 90 days past due as to interest or principal or there is serious doubt as to collectibility, the accrual of interest income is generally discontinued unless the estimated net realizable value of collateral is sufficient to assure collection of the principal balance and accrued interest. When the collectibility of a significant amount of principal is in serious doubt, the principal balance is reduced to the estimated fair value of collateral by charge-off to the allowance for loan losses and any subsequent collections are credited first to the remaining principal balance and then to the allowance for loan losses as a recovery of the amount charged off. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed. At December 31, 2002, First South had one loan totaling $112,000 on non-accrual status. Net income for 2002 includes no interest income on this loan. Had this loan been current in accordance with its original terms, $10,080 of additional interest income would have been recorded in 2002. There were no loans 90 days or more past due which were still accruing interest or troubled debt restructurings at December 31, 2002. At December 31, 2001, First South had two loans totaling $396,000 on non-accrual status. At December 31, 2001, there were no loans 90 days or more past due which were still accruing interest.

Potential Problem Loans

         Management has identified and maintains a list of potential problem loans. These are loans that are not included in nonaccrual status, or loans that are past due 90 days or more and still accruing. A loan is added to the potential problem list when management becomes aware of information about possible credit problems of borrowers that causes serious doubts as to the ability of such borrowers to comply with the current loan repayment terms. On December 31, 2002 the total amount of loans determined by management to be a potential problem was $382,984. This amount consisted of loans made to three borrowers.

Real Estate Owned

         First South was carrying $722,644 in other real estate owned pursuant to foreclosure or in-substance foreclosure at December 31, 2002. Real estate owned is initially recorded at the lower of net loan principal balance or its estimated fair market value less estimated selling costs. The estimated fair value is determined by appraisal at the time of acquisition. The bank does not anticipate any material loss resulting from the disposal of the property carried as other real estate owned at December 31, 2002.

Allowance for Loan Losses

         The allowance for loan losses is increased by direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management has determined that it is more likely than not such loans have become uncollectible. Recoveries of previously charged off loans are credited to the allowance. The table, "Summary of Loan Loss Experience," summarizes loan balances at the end of each period indicated, averages for each period, changes in the allowance arising from charge-offs and recoveries by loan category, and additions to the allowance which have been charged to expense.

         In reviewing the adequacy of the allowance for loan losses at each year end, management took into consideration the historical loan losses experienced by First South, current economic conditions affecting the borrowers' ability to repay, the volume of loans, and the trends in delinquent, nonaccruing, and potential problem loans, and the quality of collateral securing nonperforming and problem loans. After charging off all known losses, management considers the allowance for loan losses adequate to cover its estimate of possible future loan losses inherent in the loan portfolio as of December 31, 2002.

         In calculating the amount required in the allowance for loan losses, management applies a consistent methodology that is updated quarterly. The methodology utilizes a loan risk grading system and detailed loan reviews to assess credit risks and the overall quality of the loan portfolio, as well as other off-balance-sheet credit risks such as loan commitments and standby letters of credit. Also, the calculation provides for management's assessment of trends in national and local economic conditions that might affect the general quality of the loan portfolio. Regulators review the adequacy of the allowance for loan losses as part of their examination of First South and may require adjustments to the allowance based upon information available to them at the time of the examination.

                         Summary of Loan Loss Experience

                                                                                                              Year Ended
                                                                                                              ----------
                                                                                              December 31, 2002    December 31, 2001
                                                                                              -----------------    -----------------
                                                                                                       (Dollars in thousands)

Total loans outstanding at end of period .............................................              $158,861               $126,166
Average amount of loans outstanding ..................................................               141,269                102,333

Balance of allowance for loan losses - beginning .....................................              $  1,450               $  1,055
Loans charged off
     Commercial & industrial .........................................................                   375                     49
     Real estate-mortgage ............................................................                    18                      0
     Consumer installment ............................................................                     0                      2
                                                                                                    --------               --------
        Total charge-offs ............................................................                   393                     51
Recoveries of loans previously charged-off
     Real estate-mortgage ............................................................                    17                      0
     Consumer installment ............................................................                     1                      1
                                                                                                    --------               --------
     Total recoveries ................................................................                    18                      1

Net charge-offs ......................................................................                   375                     50

Additions to allowance charged to expense ............................................                   675                    445
                                                                                                    --------               --------

Balance of allowance for loan losses - ending ........................................              $  1,750               $  1,450
                                                                                                    ========               ========

Ratios
     Net charge-offs during period to average
        loans outstanding during period ..............................................                  0.27%                  0.05%
     Net charge-offs to loans at end of period .......................................                  0.24%                  0.04%
     Allowance for loan losses to average loans ......................................                  1.10%                  1.21%
     Allowance for loan losses to loans at end of period .............................                  1.10%                  1.15%
     Allowance for loan losses to nonperforming loans
        at end of period .............................................................                 15.62%                  3.66%
     Net charge-offs to allowance for loan losses ....................................                 21.43%                  3.52%
     Net charge-offs to provision for loan losses ....................................                 55.56%                 11.43%

         The following table presents the allocation of the allowance for loan losses at the end of the years ended December 31, 2002 and 2001, compared with the percent of loans in the applicable categories to total loans.


                     Allocation of Allowance for Loan Losses

                                                                                    Period Ended December 31,
                                                                                    -------------------------
                                                                              2002                                  2001
                                                                              ----                                  ----
                                                                   Amount            % of Loans           Amount          % of Loans
                                                                   ------            ----------           ------          ----------
                                                                                         (Dollars in thousands)
Commercial and industrial ..........................              $  858                 49.0%            $  703               48.5%
Real estate - construction .........................                 210                 12.0%               174               12.0%
Real estate - mortgage .............................                 656                 37.5%               551               38.0%
Consumer installment ...............................                  26                  1.5%                22                1.5%
                                                                  ------                -----             ------              -----
     Total .........................................              $1,750                100.0%            $1,450              100.0%
                                                                  ======                =====             ======              =====

Deposits

         The average amounts and average rate paid on deposits held by First South for the years ended December 31, 2002 and 2001 are summarized below:

                                                                           Average Deposits

                                                             December 31, 2002                December 31, 2001
                                                             -----------------                -----------------
                                                          Amount             Rate          Amount             Rate
                                                          ------             ----          ------             ----
                                                                        (Dollars in thousands)

Noninterest bearing demand                                12,951                            7,864
Interest bearing transaction accounts                     31,447           2.34 %          23,683           3.62 %
Savings & MMIA                                             8,838           1.98 %           2,750           2.40 %
Time deposits - $100,000 and over                         18,168           3.24 %          14,721           5.92 %
Other time deposits                                       69,892           3.34 %          51,314           5.51 %
                                                         -------           -----           ------           -----

         Total deposits                                  128,345           2.99 %          92,468           5.00 %
                                                         =======           =====           ======           =====

         As of December 31, 2002, First South held $20,561,000 in time deposits of $100,000 or more, with approximately $5,932,000 with maturities within three months, $12,841,000 with maturities over three through twelve months, and $1,788,000 with maturities over twelve months. Wholesale time deposits generated through corporations, banks, credit unions, etc., on a national level totaled $13,974,000 as of December 31, 2002. It is a common industry practice not to consider these types of deposits as core deposits because their retention can be expected to be heavily influenced by rates offered, and therefore they have the characteristics of shorter-term purchased funds. Wholesale time deposits involve the maintenance of an appropriate matching of maturity distribution and a diversification of sources to achieve an appropriate level of liquidity. Such deposits are generally more volatile and interest rate sensitive than other deposits.

Return on Equity and Assets

         The following table shows the return on assets (net income divided by average total assets), return on equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share), and equity to assets ratio (average equity divided by average total assets) for each period indicated.

                                                Years Ended December 31,
                                                ------------------------
                                                  2002            2001
                                                  ----            ----

              Return on assets                    0.82%           0.71%
              Return on equity                   10.35%           7.25%
              Dividend payout ratio               0.00%           0.00%
              Equity to assets ratio              7.96%           9.80%
Liquidity

         Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets which may be immediately converted into cash at minimal cost (amounts due from banks and federal funds sold). However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within First South's service area. Core deposits (total deposits less wholesale time deposits) provide a relatively stable funding base, and were equal to 75.3 % of total assets at December 31, 2002. Asset liquidity is provided from several sources, including amounts due from banks and federal funds sold, and funds from maturing loans. First South is a member of the FHLB of Atlanta and, as such, has the ability to borrow against the security of its 1-4 family residential mortgage loans. First South currently has two ten year $5,000,000 loan advances from the FHLB of Atlanta. One of these advances is presently callable and the other is callable in March 2004. First South also has

$10.0 million available through lines of credit with other banks as an additional source of liquidity funding. Management believes that First South's overall liquidity sources are adequate to meet its operating needs in the ordinary course of its business.

Capital Resources

         The equity capital of First South increased by $1,019,009 during 2001 and increased $1,392,778 during 2002 as the result of net income and a $25,986 reduction in comprehensive income.

         First South is subject to regulatory capital adequacy standards. Under these standards, financial institutions are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance Corporation Improvements Act of 1991, federal financial institution regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. If the capital position of an affected institution were to fall below certain levels, increasingly stringent regulatory corrective actions are mandated.

         First South Bank's December 31, 2002 capital ratios are presented in the following table, compared with the "well capitalized" and minimum ratios under the FDIC regulatory definitions and guidelines:

                                                                                                                    To be well
                                                                                                                   capitalized
                                                                                          For capital              under prompt
                                                                                       adequacy purposes            corrective
                                                                                                                action provisions
                                                                                      ---------------------    ---------------------
                                                                Actual                      Minimum                  Minimum
                                                      ----------------------------    ---------------------    ---------------------
                                                         Amount         Ratio          Amount      Ratio         Amount     Ratio
                                                         ------         -----          ------      -----         ------     -----
                                                                                 (Dollars in thousands)
As of December 31, 2002
   Total Capital (to risk
      weighted assets) ...............................      $15,968         10.0%       $12,729        8.0%       $15,912      10.0%
   Tier 1 Capital (to risk
      weighted assets) ...............................       14,218          8.9%         6,365        4.0          9,547       6.0
   Tier 1 Capital (to average
      assets)(leverage) ..............................       14,218          7.6%         7,508        4.0          9,385       5.0

With the level of annual retained earnings insufficient to support the growth in assets First South has experienced, the capital position has been declining annually. Management is currently examining available options through which capital levels may be maintained at levels above those well-capitalized ratios shown in the above table.

Inflation

         Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

         While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also general increases in the prices of goods and services usually result in increased operating expenses.

Off-Balance Sheet Risk

         First South, through the operations of First South, makes contractual commitments to extend credit in the ordinary course of its business activities. These commitments are legally binding agreements to lend money to customers of First South at predetermined interest rates for a specific period of time. At December 31, 2002, First South had issued commitments to extend credit of $25.0 million through various types of lending arrangements. Of these commitments,
84.5 %, or $21.1 million, expire within one year, and 15.5 %, or $3.9 million, expire in one year or more. Past experience indicates that many of these commitments to extend credit will expire unused.


                   Three Months Ended March 31, 2003 and 2002

Net Income

         For the first three months of 2003, First South earned a net profit of approximately $432 thousand, or $ .47 per share, compared to approximately $337 thousand, or $ .37 per share, for the same period in 2002. This 27 % increase in net income occurred despite (i) a 25 % increase in noninterest expense from $915 thousand to $1.146 million, (ii) an increase in the provision for loan losses related to loan growth from $110 thousand to $208 thousand, and (iii) a 36% reduction in noninterest income from $310 thousand to $200 thousand. Though the deferred tax benefit recognized in the first quarter of 2003, compared to the amount recognized in the first quarter of 2002, contributed to the net income increase, improved earnings for the period resulted primarily from the $561 thousand, or 45.8 %, increase in net interest income.

Profitability

         Earnings of financial institutions are most commonly measured through ROA (return on assets) and ROE (return on equity). Return on assets is the income for the period, annualized, divided by the average assets for the period. Return on quity is the income for the period, annualized, divided by the average equity for the period. As is shown in the following table, ROA and ROE for the period were .90 % and 12.00 %, respectively.

                            Selected Earnings Ratios
                      at or for the Periods Ending March 31

                                                            2003           2002
                                                            ----           ----

Return on Assets .................................          0.90%          0.88%

Return on Equity .................................         12.00%         10.43%

Dividend Payout Ratio ............................           N/A            N/A

Average Stockholders Equity
 as a Percentage of Average Assets ...............          7.47%          8.40%

         Performance results as measured by ROA and ROE can be primarily attributed to changes in the volume and composition of earning assets and the interest rate environment. Details of these changes are provided in the following discussion of net interest income.

Net Interest Income

         Net interest income for the first three months of 2003 increased over that of the same period in 2002 by $561 thousand, or 45.8 %. A number of factors combined to produce the change in net interest income which First South experienced during the first three months of 2003.

         Though growth in total earning assets of $37.1 million, or 24.8 %, was certainly a significant factor in the area of interest income performance, the change in the earning assets mix also played a major role in the yield on earning assets. The segment of total earning assets with the highest interest yield, loans, increased as a percentage of total earning assets from 87.5 % in 2002 to 88.6 % in 2003. The combined result of these two positive influences on interest income was a $466 thousand, or 19.8 %, increase in interest income for the period.

         For the first three months of 2003, the cost of funds averaged 2.53 %, a decrease of 93 basis points from the average cost of funds rate of 3.46 % in 2002. This 93 basis points decline in the cost of funds rate was greater than the 26 basis points decline in the earning assets yield and that difference was the chief factor in the net interest income increase. Increases in the first quarter's interest rate spread and net interest margin can be directly attributed to a larger percentage of interest-bearing liabilities in 2003, 37.9 %, as compared to 28.1 % in 2002, being immediately repriceable as rates declined.

         The following table includes a detailed comparison of the average balances, yields and rates for the interest sensitive segments of First South's balance sheets for the three months ended March 31, 2003 and 2002.

                Net interest Income and Average Balance Analysis
                       for the Three Months Ended March 31
                             (Dollars in thousands)

                                                                                               Interest                 Average
Interest-Earning Assets                                       Average Balance               Income/Expense            Yield/Cost
                                                              ---------------               --------------            ----------

                                                            2003          2002           2003           2002          2003      2002
                                                            ----          ----           ----           ----          ----      ----
   Due From Banks - Interest Bearing ...............    $  5,876       $  8,270         $   17         $   34        1.17%     1.67%
   Investments .....................................      15,432         10,340            159            151        4.18%     5.92%
   Loans ...........................................     165,209        130,815          2,640          2,165        6.48%     6.71%
                                                        --------       --------         ------         ------
     Total Interest Earning Assets .................     186,517        149,425          2,816          2,350        6.12%     6.38%

Noninterest-Earning Assets
   Cash and Due From Banks .........................       4,210          2,715
   Loan Loss Reserve ...............................      (1,802)        (1,457)
   Investments: Fair Value .........................         136            160
   Premises and Equipment ..........................       3,004          2,846
   Interest Receivable and Other ...................       3,652          2,256
                                                        --------       --------
     Total Noninterest-Earning Assets ..............       9,200          6,520
                                                        --------       --------

         Total Assets ..............................    $195,717       $155,945
                                                        ========       ========

Interest-Bearing Liabilities
   Now Accounts ....................................    $ 32,960       $ 28,463         $  153         $  170        1.88%     2.42%
   Money Market and Savings ........................      24,959          2,707            117              9        1.90%     1.35%
   Time Deposits and IRA's .........................      91,913         85,039            639            817        2.82%     3.90%
   Fed Funds Purchased And Repos ...................       4,511          5,627              7             17         .63%     1.23%
   Other Borrowed Funds ............................      10,844         10,067            114            112        4.26%     4.51%
   Demand Notes Issued to Treasury .................         206            336              1              1        1.02%     1.21%
                                                        --------       --------         ------         ------
     Total Interest-Bearing Liabilities ............     165,393        132,239          1,031          1,126        2.53%     3.46%

Noninterest-Bearing Liabilities
   Demand Deposits .................................      14,351          5,986
   Interest Payable ................................         510            928
   Other Liabilities ...............................         849            379
                                                        --------       --------
     Total Non Interest-Bearing ....................      15,710          7,293
     Liabilities

Stockholders' Equity ...............................      14,614         12,093
                                                        --------       --------

Total Liabilities and Equity .......................    $195,717       $112,880
                                                        ========       ========

Net Interest Income ................................                                    $1,785         $1,224
                                                                                        ======         ======

        Net Yield on Earning Assets ................                                                                 3.88%     3.32%
        Interest Rate Spread .......................                                                                 3.59%     2.92%

Other Income

         Other or non-interest income for the first three months of 2003 decreased by $ 110 thousand, or 35.5%, from the 2002 amount of $ 310 thousand. Though some categories of other income experienced an increase in 2003 over 2002 amounts, commissions and fees generated by loan brokerage services were down significantly, $177 thousand. The following table provides the details of the three month 2003 to 2002 performance comparison of categories of other income.

                          Summary of Total Other Income
                       for the Three Months Ended March 31
                                  2003 and 2002
                             (Dollars in thousands)

                                                             2003           2002
                                                             ----           ----
Service Charges ..................................           $ 70           $ 60
Commissions & Fees ...............................            105            235
Other Non-interest Income ........................             25             15
                                                             ----           ----
Total ............................................           $200           $310

Other Expense

         Other or non-interest expense for the first three months of 2003 increased by $231 thousand, or 25.2%, over the first three months total of $915 thousand in 2002. While some of the operational expense increase experienced in 2003 can be attributed to the overall growth the bank experienced, start-up expenses of new employees and expenses shown in the "Other" category related to recent expansion into a new operational area, deferred presentment, accounted for approximately one-third of the total increase in non-interest expense.

         The following table provides a three month 2003 to 2002 performance comparison of various categories of other expense.

                       For the Three Months Ended March 31
                                  2003 and 2002
                             (Dollars in thousands)

                                                            2003            2002
                                                            ----            ----
Salaries & Employee Benefits ...................          $  707          $  596
Occupancy & Equipment ..........................             128             125
Other Non-interest Expense .....................             311             194
                                                          ------          ------
Total ..........................................          $1,146          $  915

Income Taxes

         Through March 31, 2003, $60 thousand had been accrued as a deferred tax benefit resulting from a deferred tax asset created by income transferred to the provision for loan losses above the amount deductible for income tax purposes in the current year. Though deductible for state income tax purposes, the non-deductibility for federal income tax purposes of the $208 thousand year-to-date charge to earnings as a provision for potential future loan losses served for book tax purposes to reduce the corporation's taxes by 23.2%.

Changes In Financial Position

Investment portfolio

         During the first three months of 2003, $4,500,000 investment securities were called. There were no investment securities purchased.

                        Analysis of Investment Securities
                             (Dollars in thousands)

March 31, 2003                                                         Available for Sale                      Held for Investment
                                                                       ------------------                      -------------------
                                                                 Amortized            Fair              Amortized             Fair
                                                                   Cost               Value                Cost               Value
                                                                   ----               -----                ----               -----

Due in one year or less ............................              $    0              $    0              $    0              $    0
Due from one to five years .........................               8,497               8,593               1,516               1,544
Due from five to ten years .........................               1,000               1,017                   0                   0
Due after ten years ................................                 123                 127                 851                 932
                                                                  ======              ======              ======              ======
                                                                  $9,620              $9,737              $2,367              $2,476

December 31, 2002                                                      Available for Sale                      Held for Investment
                                                                       ------------------                      -------------------
                                                                 Amortized            Fair              Amortized             Fair
                                                                   Cost               Value                Cost               Value
                                                                   ----               -----                ----               -----

Due in one year or less ............................             $     0             $     0             $     0             $     0
Due from one to five years .........................              11,997              12,104               1,517               1,548
Due from five to ten years .........................               1,000               1,019                   0                   0
Due after ten years ................................               1,123               1,132                 851                 936
                                                                 =======             =======             =======             =======
                                                                 $14,120             $14,255             $ 2,368             $ 2,484

         The table above excludes equity securities with no readily determinable market value of $600 thousand on December 31, 2002 and $700 thousand on March 31, 2003.

Loan portfolio

         For the twelve month period between March 31, 2002 and March 31, 2003, loans increased by $40.5 million, or 30.1 %. The percentage composition of the loan portfolio, as shown in the table "Anaysis of Loans," remained relatively stable excluding the categories of Construction/Land development and Nonfarm Nonresidential Properties. The changes in these categories resulted from the discovery and error corrections of loan classification codes which were not being changed after construction projects were completed and permanent financing established.

         As shown in the table "Analysis of Loan Maturities and Repricing Frequency," Variable Rate Loans comprised 86.2 % of the total loan portfolio.

         On March 31, 2003, there was one loan totaling $114 thousand on nonaccrual status.

                                Analysis of Loans
                                March 31 Balances
                             (Dollars in thousands)

                                                                          2003                               2002
                                                                          ----                               ----
Real Estate:
     Construction/Land Development .........................           $  5,887               3.4%         $ 13,191             9.8%
     1-4 Family Residential Properties .....................             36,769              21.0%           26,208            19.5%
     Multifamily Residential Properties ....................              1,167                .7%            1,126              .8%
     Nonfarm Nonresidential Properties .....................             78,353              44.8%           52,917            39.4%
     Other Real Estate Loans ...............................              1,749               1.0%            1,137              .9%
Commercial and Industrial ..................................             48,506              27.7%           39,000            29.6%
Consumer ...................................................              2,470               1.4%              830              .6%
Other ......................................................                 45                 -%               52               -%
                                                                       --------              ----          --------            ----
TOTAL ......................................................           $174,946               100%         $134,461             100%

               Analysis of Loan Maturities and Repricing Frequency
                              as of March 31, 2003
                             (Dollars in thousands)

                                             Within          >3 Months-      >1 Year-        >3 Years-         Over
                                            3 Months         12  Months       3 Years         5 Years         5 Years         Total
                                            --------         ----------       -------         -------         -------         -----
Variable Rate Loans ................        $150,842                                                                        $150,842

Fixed Rate Loans ...................        $  9,265           4,849           3,034           3,812           3,030        $ 23,990
                                            --------           -----           -----           -----           -----        --------

Total Loans ........................        $160,107           4,849           3,034           3,812           3,030        $174,832

Excludes loans on non-accrual status of $114 thousand

         The allowance for loan losses is analyzed monthly in accordance with a board approved plan. This judgmental analysis is based upon a model that assigns a risk rating on each individual loan and considers the loss risks associated with various risk categories in relationship to the current and forecasted economic environment. Management also monitors the overall portfolio, as well as the level of reserves maintained by peer banks. The monthly provision for loan losses may fluctuate based on the results of this analysis. The table below provides the results of the year-to-date analysis for the periods ending March 31, 2003 and 2002, as well as the amounts charged to this reserve as a loss and credited to this reserve as a recovery.

                    Analysis of the Allowance for Loan Losses
                       for the Three Months Ended March 31

                                             2003                     2002
                                             ----                     ----
Balance at Beginning of Year ..........  $1,750,000                $1,450,000
Provision Charged to Operations .......     208,000                   109,850
Loans Charged-off .....................    (216,000)                  (75,000)
Charged-Off Loan Recoveries ...........     184,000                       150
                                        -----------             -------------
Balance At End Of Period ..............   1,926,000                 1,485,000

Interest rate risk

         Financial institutions are subject to interest rate risk to the degree that their interest bearing liabilities (consisting principally of customer deposits) mature or reprice more or less frequently, or on a different basis, than their interest earning assets (generally consisting of intermediate or long-term loans and investment securities). The match between the scheduled repricing and maturities of First South's earning assets and interest bearing liabilities within defined time periods is referred to as "gap" analysis. First South's Asset/Liability Management Committee is responsible for managing the risks associated with changing interest rates and their impact on earnings. The regular evaluation of the sensitivity of net interest income to changes in interest rates is an integral part of interest rate risk management. At March 31, 2003, the cumulative one-year gap for First South was a positive, or asset sensitive, $ 33.6 million. At March 31, 2002, the cumulative five-year gap for First South was a positive $ 14.6 million. A positive gap means that assets would reprice faster than liabilities if interest rates changed. First South's gap is within policy limits which were established to reduce the adverse impact on earnings which movements in interest rates can cause. Intense competition in First South's market continues to pressure quality loan rates downward while conversely pressuring deposit rates upward. The table below demonstrates how the relationship between interest-bearing assets and interest-bearing liabilities was calculated for March 31, 2003.



    Distribution of Interest-Earning Assets and Interest-Bearing Liabilities
                     Repricing Schedule as of March 31, 2003
                             (Dollars in thousands)

                                                                   One Year      Over One Year            Over
                                                                   or Less        -Five Years           Five Years            Total
                                                                   -------         ----------           ----------            -----
Interest Earning Assets
     Due from banks ....................................          $  9,700          $      0            $      0            $  9,700
     Investment securities* ............................                 0            10,013               1,974              11,987
     FHLB stock ........................................               700                 0                   0                 700
     Loans** ...........................................           164,956             6,846               3,030             174,832
                                                                  --------          --------            --------            --------
         Total .........................................          $175,356          $ 16,859            $  5,004            $197,219

*Amortized cost
** Excludes $114 thousand in loans on non-accrual status.

Interest-Bearing Liabilities
     NOW Accounts ......................................          $ 33,189          $      0            $      0            $ 33,189
     Savings & MMIA ....................................            23,054                 0                   0              23,054
     Time Deposits:$100m & > ...........................            19,648             4,447                   0              24,095
     Time Deposits: < $100m ............................            59,952            17,691                   0              77,643
     Repurchase Agreements .............................             3,828                 0                   0               3,828
     Other Borrowed Funds ..............................               213                 0              10,000              10,213
                                                                  --------          --------            --------            --------
         Total .........................................          $139,884          $ 22,138            $ 10,000            $172,022

Period Gap .............................................            35,472            (5,279)             (4,996)             25,197

Cumulative Gap .........................................            35,472            30,193              25,197

Period Gap Ratios:
 Interest Sensitive Assets to
     Interest Sensitive Liabilities ....................             125.4%             76.1%               50.4%

Cumulative Gap Ratios:
  Interest Sensitive Assets to
       Interest Sensitive Liabilities ..................             125.4%            118.6%              114.6%



Time Deposits                               3 Months         Over 3 Months          Over One
                                            and Less          to 12 Months            Year               Total
                                            --------          ------------            ----               -----
$100,000 and Greater ...................     $9,859              $9,789              $4,447             $24,095

Liquidity

         Core deposits (total deposits less wholesale time deposits) provide a relatively stable funding base, and were equal to 73.9% of total assets at March 31, 2003. Asset liquidity is provided from several sources, including amounts due from banks and federal funds sold, and funds from maturing loans. As a member of the FHLB of Atlanta First South has the ability to increase its borrowings from that institution. First South also has $10 million available through lines of credit with other banks as an additional source of liquidity funding. Management believes that First South's overall liquidity sources are adequate to meet its operating needs.

Capital Resources

         The $1,582,000 increase in equity during the twelve month period between March 31, 2002 and 2003 resulted from a $1,515,000 increase in retained earnings and a $67,000 increase in the net unrealized gain on available for sale securities.

         First South Bank's March 31, 2003 capital ratios are presented in the following table, compared with the "well capitalized" and minimum ratios under the FDIC regulatory definitions and guidelines:

                                                                                                              To be well capitalized
                                                                                         For capital         under prompt corrective
As of March 31, 2003                                          Actual                  adequacy purposes          action provisions
                                                              ------                  -----------------          -----------------
                                                                                          Minimum                     Minimum
                                                                                          -------
                                                       Amount        Ratio          Amount        Ratio         Amount         Ratio
                                                       ------        -----          ------        -----         ------         -----
Total Capital (to risk ..........................    $ 16,576        9.6 %         $13,843         8.0%       $ 17,303         10.0%
weighted assets)

Tier 1 Capital (to risk .........................    $ 14,650        8.5 %         $ 6,921         4.0%       $ 10,382          6.0%
weighted assets)

Tier 1 Capital (to ..............................    $ 14,650        7.5 %         $ 7,823         4.0%      $   9,779          5.0%
average assets) (leverage)


                           MARKET FOR THE COMMON STOCK

         Although the common stock of First South is traded from time to time on an individual basis, no established trading market has developed and none is expected to develop in the foreseeable future. The common stock is not traded on any exchange or on the NASDAQ National Market System, nor are there any market makers known to management. During 2002 and the first quarter of 2003 management was aware of a few transactions in which First South's common stock traded in a range from $21.00 to $30.00 per share. However, management has not ascertained that these transactions are the result of arm's length negotiations between the parties, and because of the limited number of shares involved, these prices may not be indicative of the market value of the common stock.

         A total of 108,860 shares of First South common stock were subject to outstanding options at the date of this Prospectus.

         As of April 30, 2003, there were approximately 577 holders of record of First South's common stock, excluding individual participants in security position listings.

         First South has never paid any cash dividends, and to support its continued capital growth, does not expect to pay cash dividends in the near future. The dividend policy of First South is subject to the discretion of the Board of Directors and depends upon a number of factors, including earnings, financial conditions, cash needs and general business conditions, as well as applicable regulatory considerations. At present, First South's only source of funds with which it could pay dividends is dividend payments from First South Bank. South Carolina banking regulations restrict the amount of cash dividends that can be paid to shareholders, and all of First South Bank's cash dividends to First South are subject to the prior approval of the South Carolina Commissioner of Banking.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors

         The table below shows, as to each director, his name, age, positions held with First South and principal occupation for the past five years and the period during which he has served as a director of First South. Directors of First South serve until the annual meeting for the year indicated or until their successors are elected and qualified.


                                                                                               Director        Term
Name                            Age                    Principal Occupation                      Since*        Ends
----                            ---                    --------------------                      ------        ----
Richard H. Brooks                61    President, Dick Brooks, Inc. (automobile sales)            1996         2005

Harold E. Fleming                62    Physician, Cardio Medical Associates                       1996         2004

Joel C. Griffin                  49    President, Griffin Gear, Inc. (specialized gear            1996         2004
                                       manufacturing)

Roger A. F. Habisreutinger       61    Chairman  of the Board of First South and First South      1996         2006
                                       Bank; President, Champion Investment Corp.

Ashley F. Houser                 48    Regional  Executive  -  Columbia,  First  South  Bank      1999         2006
                                       since 1999; Executive Vice President First Gaston
                                       Bank,  Gastonia,  North Carolina,  1995-1999;  Senior
                                       Vice President BB&T 1983-1995.

Herman E. Ratchford              70    Chairman and Chief Executive Officer, Triangle             1998         2005
                                       Real Estate of Gastonia (construction)

Chandrakant V. Shanbhag          53    Chief Executive Officer, D.C. Motors & Control, Inc.       1996         2006

Barry L. Slider                  50    President  & Chief  Executive  Officer of First South      1996         2004
                                       and First South Bank (since 1996), Senior Vice
                                       President,    Branch   Banking   &   Trust   Company,
                                       Spartanburg, S.C. (1985-1995)

David G. White                   47    Attorney                                                   1996         2005

___________________________
*Includes membership on the Board of Directors of First South Bank prior to organization of First South as a holding company for First South Bank in 1999. Each person also currently serves as a director of First South Bank.

         Neither the principal executive officers nor any directors or director nominees are related by blood, marriage or adoption in the degree of first cousin or closer.

Executive Officers

         Set forth below is information about the business background, age and positions with First South of each executive officer of First South.

Barry L. Slider            President and Chief Executive Officer

V. Lewis Shuler            Executive Vice President and Chief Financial Officer

         The age and business experience of Mr. Slider are set forth above under "-Directors." Mr. Shuler (age 59) served as Senior Vice President/Treasurer of First Community Bank from 1987 to 1996 prior to becoming Executive Vice President and Chief Financial Officer of First South Bank and First South in 1996.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below shows as to each director his name and the number and percentage of shares of First South's common stock owned by him at April 30, 2003 and the pro forma number and percentage of shares expected to be owned by him after this offering. Such persons are not, however, obligated to purchase the number of shares included in the totals shown below, and may decide to purchase more or fewer shares. No person is known to management of First South to be the beneficial owner of 5% or more of First South's common stock who is not a director of First South.

                                                 April 30, 2003
                                                     Actual                                         Pro Forma
                                     ----------------------------------------     ---------------------------------------------
                                                                                                          % of Common Stock
Name (and Addresses                    Number of Shares       % of Common           Number of Shares     Ownership if 250,000
of 5% Owners)                         Beneficially Owned    Stock Ownership        Beneficially Owned      Shares Sold (9)
-------------                         ------------------    ---------------        ------------------      ---------------

Richard H. Brooks                           47,316               5.14                    49,316                    4.21
Woodruff, SC

Harold E. Fleming, M.D. (1)                 14,179               1.54                    16,179                    1.38

Joel C. Griffin                             11,604               1.26                    21,604                    1.84

Roger A. F. Habisreutinger (2)              75,455               8.19                    85,455                    7.29
Spartanburg, SC

Ashley F. Houser (7)                        14,595               1.59                    16,095                    1.37

Herman E. Ratchford                         70,547               7.66                    90,547                    7.73
Gastonia, NC

Chandrakant V. Shanbhag (3)                 47,441               5.15                    57,441                    4.90
Spartanburg, SC

V. Lewis Shuler (4)                         18,009               1.93                    19,509                    1.66

Barry L. Slider (5)                         52,995               5.61                    62,995                    5.38
Spartanburg, S.C.

David G. White (6)                          26,300               2.86                    36,300                    3.10
                                           -------               ----                   -------                   -----

All directors and executive
officers as a group (10 persons) (8)       378,441              40.93                   455,441                   38.90
---------------------------

(1) Includes 100 shares owned by a family member of Dr. Fleming as to which he disclaims beneficial ownership.
(2) Includes 29,900 shares owned jointly with his wife; 6,000 shares owned by a partnership in which he is a partner; 5,000 shares owned by his wife; 18,000 shares owned by three children and 3,600 owned by a trust as to which Mr. Habisreutinger disclaims beneficial ownership.
(3) Includes 30,000 shares owned jointly with his wife and 200 shares owned by minor children.
(4) Includes 800 shares owned jointly with a family member; and 12,209 shares subject to presently exercisable options.
(5) Includes 5,000 shares owned jointly with his wife; 200 shares owned by minor children; 5,400 shares owned by his wife as to which Mr. Slider disclaims beneficial ownership; and 23,461 shares subject to presently exercisable options.

(6) Includes 500 shares owned by minor children and 600 shares owned by his wife as to which Mr. White disclaims beneficial ownership.
(7)  Includes 10,396 shares subject to presently exercisable options.
(8)  Includes 46,066 shares subject to currently exercisable options.
(9)  Assumes sale of all shares offered hereby.

Except as otherwise indicated, to the knowledge of management, all shares are owned directly with sole voting power.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

         The following table sets forth the remuneration paid during the years ended December 31, 2002, 2001 and 2000 to the Chief Executive Officer and to each other executive officer of First South whose total salary and bonus compensation in 2002 exceeded $100,000.

                           Summary Compensation Table

                                                                                  Number of
                                                                                 Securities
                                                Annual Compensation(1)           Underlying
                                                ----------------------             Options          All Other
Name and Principal Position                 Year       Salary         Bonus        Awarded       Compensation(2)
---------------------------                 ----       ------         -----        -------       ---------------

Barry L. Slider                             2002     $166,500       $23,000        2,400            $8,496
President and Chief                         2001      139,800        39,044        3,000             8,388
Executive Officer                           2000      133,200        30,456        3,165             8,835

V. Lewis Shuler                             2002      104,100        15,000        1,215            $6,142
Executive Vice President                    2001      101,400        19,786        1,600             6,084
                                            2000       94,500        14,400        1,572             5,198

(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of salary plus bonus payments.
(2)  Contributions by First South to First South Bank's 401(k) Plan.

Retirement Benefits

         First South has entered into Salary Continuation Agreements with each of Barry L. Slider, the Chief Executive Officer, and V. Lewis Shuler, the Executive Vice President and Secretary. The agreements provide for payments of benefits to each of Messrs. Slider and Shuler commencing at their retirements at age 65 or earlier in the event of death or disability. The agreement with Mr. Slider provides for payment of an annual benefit of $45,230 increased by 2% each year between 1999 and Mr. Slider's retirement date. The benefit is payable in monthly installments beginning in the month after Mr. Slider's retirement and continuing for 215 additional months.

         The agreement with Mr. Shuler provides for payment of an annual benefit of $20,484 increased by 2% each year between 1999 and Mr. Shuler's retirement date. The benefit is payable in monthly installments beginning in the month after Mr. Shuler's retirement and continuing for 215 additional months.

         In the event either employee's employment with First South is terminated prior to his retirement for any reason other than good cause, death or disability, each agreement provides that a retirement benefit will be paid beginning at normal retirement age based on the amount stated above increased by 2% per year for the actual years such employee worked after 1999.

         In the event either employee's employment with First South is terminated prior to the employee's retirement age due to disability, the employee will receive an annual benefit of between $1,118 and $64,600, in the case of Mr. Slider or between $1,657 and $24,000, in the case of Mr. Shuler, based on the length of the employee's service from 1999 to the date of termination of employment. Disability benefits will be paid monthly for 216 months.

         In the event that the employee dies while in the employ of First South, his agreement provides that the employee's beneficiary shall receive an amount between $11,030 and $637,097, in the case of Mr. Slider, and between $16,338 and $236,697, in the case of Mr. Shuler.

         These benefits were funded in 1999 through the purchase of universal life insurance policies on the lives of Messrs. Slider and Shuler which are reflected in First South's balance sheet as other assets. Although First South plans to use these policies to fund its obligations under the agreements, its obligations are independent of the policies.

Stock Option Plan

         On April 17, 1996, the Board of Directors of First South Bank adopted the Stock Option Plan, which reserves 75,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the Stock Option Plan. The Stock Option Plan was approved by shareholders of First South Bank at the 1997 Annual Meeting of Shareholders. Subsequently, at the 2000 Annual Meeting of Shareholders, 75,000 additional shares of Common Stock were approved by shareholders for issuance pursuant to the Stock Option Plan. Upon acquisition of First South Bank by First South in 1999, the Stock Option Plan and the outstanding options became the Plan and Options of First South. Options under the Stock Option Plan may be either "incentive stock options" within the meaning of the Internal Revenue Code, or nonqualified stock options and may be granted to persons who are employees of First South or any subsidiary (including officers and directors who are employees) at the time of grant or, in the case of nonqualified options, to persons who are not employees, such as directors. Incentive stock options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by a committee of the Board of Directors consisting of at least three non-employee directors (the "Committee"). Other options shall have the exercise price set by the Committee. The Committee may set other terms for the exercise of the options but may not grant more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. Payment for optioned shares may be in cash, Common Stock or a combination of the two. The Committee also selects the employees to receive grants under the Stock Option Plan and determines the number of shares covered by options granted under the Stock Option Plan. No options may be exercised after ten years from the date of grant and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of First South, within three months after the date of termination of employment, within twelve months of disability, or within two years of death. The terms and conditions of other options relating to termination of employment, death or disability will be determined by the Committee. The Stock Option Plan will terminate on April 16, 2006, and no options will be granted thereunder after that date. Neither First South nor the recipient of incentive stock options will have federal income tax consequences from the issuance or exercise of the options. Recipients of nonqualified options will recognize, as ordinary income, the difference between the fair market value of the optioned shares on the date of exercise and the exercise price for federal income tax purposes and First South will be able to expense a like amount.

                        Option Grants In Last Fiscal Year

         The following table presents information about options granted to the persons named in the Summary Compensation Table in 2002.

                                             Individual Grants
                                             -----------------
                                     Number of           % of Total
                                     Securities           Options
                                     Underlying          Granted to         Exercise
                                      Options            Employees            Price              Expiration
Name                                 Granted(1)            in 2002         (per share)                Date
----                                 ----------            -------         -----------                ----

Barry L. Slider                        2,400               17.0%            $30.00                12/31/12
V. Lewis Shuler                        1,215                8.8%            $30.00                12/31/12

_____________________
(1) Such options become exercisable in 20% increments on each of December 31, 2003, 2004, 2005, 2006 and 2007.

          Option Exercises and Year End Options Outstanding and Values

         The following table presents information about options held by the persons named in the Summary Compensation Table at December 31, 2002. No options were exercised by Mr. Slider or Mr. Shuler during the year ended December 31, 2002.

                                                        Number of Securities           Value of Unexercised
                                                       Underlying Unexercised              In-the-Money
                       Shares Acquired     Value          Options 12/31/02             Options 12/31/02 (1)
Name                     on Exercise     Realized   Exercisable     Unexercisable   Exercisable       Unexercisable
----                   ---------------   --------   -----------     -------------   -----------       -------------

Barry L. Slider               0              0         23,461           8,156           $401,288      $64,232
V. Lewis Shuler               0              0         12,209           4,078            208,346       31,934

---------------
(1) Based on exercise prices ranging from $11.00 to $30.00 per share and assuming that the fair market value of First South's common stock on December 31, 2002 was $ 30.00 per share.

Compensation of Directors

         Directors receive compensation of $450 for each monthly meeting of the Board of Directors attended. The Directors also received $150 for each committee meeting attended. Directors receive such compensation in the form of common stock of First South using the estimated fair market value of the stock at the end of each calendar quarter. In 2002, the directors received 1,566 shares of stock in lieu of cash director's fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Extensions of Credit. First South Bank, in the ordinary course of its business, makes loans to and has other transactions with directors, officers, principal shareholders, and their associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. First South Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at December 31, 2002 was $6,438,415. During 2002, $2,545,525 in new loans were made and repayments totaled $2,296,960.

         Legal Services. First South has obtained legal services from the Law Office of David G. White in the past and expects to do so in the future. David
G. White is a director of First South.

                           SUPERVISION AND REGULATION

         Banks and bank holding companies are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the applicable statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of First South Bank and First South.

General

         As a bank holding company under the Bank Holding Company Act ("BHCA"), First South obtained the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to acquire First South Bank and is subject to the regulations of the Federal Reserve. Under the BHCA, the Company's activities and those of its subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. First South may engage in a broader range of activities if it becomes a "financial holding company" pursuant to the Gramm-Leach-Bliley Act, which is described below under the caption "Gramm-Leach-Bliley Act." The BHCA prohibits First South from acquiring direct or indirect control of more than 5% of the outstanding voting stock or substantially all of the assets of any bank or from merging or consolidating with another bank holding company without prior approval of the Federal Reserve. Additionally, the BHCA prohibits First South from engaging in or from acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business unless such business is determined by the Federal Reserve to be so closely related to banking as to be properly incident thereto. The BHCA generally does not place territorial restrictions on the activities of such non-banking related activities.

         First South is also subject to regulation and supervision by the South Carolina State Board of Financial Institutions (the "State Board"). A South Carolina bank holding company must provide the State Board with information with respect to the financial condition, operations, management and inter-company relationships of the holding company and its subsidiaries. The State Board also may require such other information as is necessary to keep itself informed about whether the provisions of South Carolina law and the regulations and orders issued thereunder by the State Board have been complied with, and the State Board may examine any bank holding company and its subsidiaries.

Obligations of First South to its Subsidiary Bank

         A number of obligations and restrictions are imposed on bank holding companies and their depository institution subsidiaries by Federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event the depository institution is in danger of becoming insolvent or is insolvent. For example, under the policy of the Federal Reserve, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of the Federal Deposit Insurance Act, as amended ("FDIA"), require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the FDIC as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

         The FDIA also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholder. This provision would give depositors a preference over general and subordinated creditors and shareholders in the event a receiver is appointed to distribute the assets of First South Bank.

         Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Capital Adequacy Guidelines for Bank Holding Companies and State Banks

         The various federal bank regulators, including the Federal Reserve and the FDIC have adopted risk-based and leverage capital adequacy guidelines for assessing bank holding company and bank capital adequacy. These standards define what qualifies as capital and establish minimum capital standards in relation to assets and off-balance sheet exposures, as adjusted for credit risks.

         Failure to meet capital guidelines could subject First South Bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits.

         The risk-based capital standards of both the Federal Reserve Board and the FDIC explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage these risks, as important factors to be taken into account by the agencies in assessing an institution's overall capital adequacy. The capital guidelines also provide that an institution's exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agencies as a factor in evaluating a bank's capital adequacy. The Federal Reserve Board also has issued additional capital guidelines for bank holding companies that engage in certain trading activities.

         First South and First South Bank exceeded all applicable capital requirements at March 31, 2003.

Payment of Dividends

         First South is a legal entity separate and distinct from its bank subsidiary. Most of the revenues of First South are expected to result from dividends paid to First South by First South Bank. There are statutory and regulatory requirements applicable to the payment of dividends by the subsidiary bank as well as by First South to its shareholders. It is not anticipated that First South will pay cash dividends in the near future.

Certain Transactions by First South with its Affiliates

         Federal law regulates transactions among First South and its affiliates, including the amount of First South Bank's loans to or investments in non-bank affiliates and the amount of advances to third parties collateralized by securities of an affiliate. Further, a bank holding company and its affiliates are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

FDIC Insurance Assessments

         Because First South Bank's deposits are insured by the BIF, First South Bank is subject to insurance assessments imposed by the FDIC. Currently, the assessments imposed on all FDIC deposits for deposit insurance have an effective rate ranging from 0 to 27 basis points per $100 of insured deposits, depending on the institution's capital position and other supervisory factors. However, because legislation enacted in 1996 requires that both SAIF-insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation ("FICO"). To cover these obligations, during 2002, the FDIC assessed BIF-insured deposits and
SAIF-insured deposits in a range of 1.82 to 1.70 basis points per $100 of deposits. Currently the FDIC is assessing BIF-insured and SAIF-insured deposits each 1.68 basis points per $100 of deposits to cover the interest on FICO obligations. The FICO assessment will continue to be adjusted quarterly to reflect changes in the assessment bases of the respective funds based on quarterly Call Report and Thrift Financial Report submissions.

Regulation of First South Bank

         First South Bank is subject to examination by the FDIC and the State Board. In addition, First South Bank is subject to various other state and federal laws and regulations, including state usury laws, laws relating to fiduciaries, consumer credit laws and laws relating to branch banking. First South Bank's loan operations are also subject to certain federal consumer credit laws and regulations promulgated thereunder, including, but not limited to: the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act, requiring financial institutions to provide certain information concerning their mortgage lending; the Equal Credit Opportunity Act and the Fair Housing Act, prohibiting discrimination on the basis of certain prohibited factors in extending credit; the Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; the Bank Secrecy Act, dealing with, among other things, the reporting of certain currency transactions; and the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies. The deposit operations of First South Bank are also subject to the Truth in Savings Act, requiring certain disclosures about rates paid on savings accounts; the Expedited Funds Availability Act, which deals with disclosure of the availability of funds deposited in accounts and the collection and return of checks by banks; the Right to Financial Privacy Act, which imposes a duty to maintain certain confidentiality of consumer financial records and the Electronic Funds Transfer Act and regulations promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

         First South Bank is also subject to the requirements of the Community Reinvestment Act (the "CRA"). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. Each financial institution's actual performance in meeting community credit needs is evaluated as part of the examination process, and also is considered in evaluating mergers, acquisitions and applications to open a branch or facility.

Other Safety and Soundness Regulations

         Prompt Corrective Action. The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized."

         A bank that is "undercapitalized"  becomes subject to provisions of the
FDIA: restricting payment of capital distributions and management fees; requiring the FDIC to monitor the condition of the bank; requiring submission by the bank of a capital restoration plan; restricting the growth of the bank's assets and requiring prior approval of certain expansion proposals. A bank that is "significantly undercapitalized" is also subject to restrictions on compensation paid to senior management of the bank, and a bank that is "critically undercapitalized" is further subject to restrictions on the activities of the bank and restrictions on payments of subordinated debt of the bank. The purpose of these provisions is to require banks with less than adequate capital to act quickly to restore their capital and to have the FDIC move promptly to take over banks that are unwilling or unable to take such steps.

         Brokered Deposits. Under current FDIC regulations, "well capitalized" banks may accept brokered deposits without restriction, "adequately capitalized" banks may accept brokered deposits with a waiver from the FDIC (subject to certain restrictions on payment of rates), while "undercapitalized" banks may not accept brokered deposits. The regulations provide that the definitions of "well capitalized", "adequately capitalized" and "undercapitalized" are the same as the definitions adopted by the agencies to implement the prompt corrective action provisions described in the previous paragraph. Management does not believe that these regulations will have a material adverse effect on the operations of First South Bank.

Interstate Banking

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 First South and any other adequately capitalized bank holding company located in South Carolina can acquire a bank located in any other state, and a bank holding company located outside South Carolina can acquire any South Carolina-based bank, in either case subject to certain deposit percentage and other restrictions. Unless prohibited by state law, adequately capitalized and managed bank holding companies are permitted to consolidate their multistate bank operations into a single bank subsidiary and to branch interstate through acquisitions. De novo branching by an out-of-state bank is permitted only if the laws of the host state expressly permit it. The authority of a bank to establish and operate branches within a state continue to be subject to applicable state branching laws. South Carolina law was amended, effective July 1, 1996, to permit such interstate branching but not de novo branching by an out-of-state bank.

Gramm-Leach-Bliley Act

         On November 12, 1999, the President signed the Gramm-Leach-Bliley Act, which makes it easier for affiliations between banks, securities firms and insurance companies to take place. The Act removes Depression-era barriers that had separated banks and securities firms, and seeks to protect the privacy of consumers' financial information.

         Under provisions of the new legislation, which were effective March 11, 2000, and regulations adopted by the appropriate regulators, banks, securities firms and insurance companies are able to structure new affiliations through a holding company structure or through a financial subsidiary. The legislation creates a new type of bank holding company called a "financial holding company" which has powers much more extensive than those of standard holding companies. These expanded powers include authority to engage in "financial activities," which are activities that are (1) financial in nature; (2) incidental to activities that are financial in nature; or (3) complimentary to a financial activity and that do not impose a safety and soundness risk. Significantly, the permitted financial activities for financial holding companies include authority to engage in merchant banking and insurance activities, including insurance portfolio investing. A bank holding company can qualify as a financial holding company and expand the services it offers only if all of its subsidiary depository institutions are well-managed, well-capitalized and have received a rating of "satisfactory" on their last Community Reinvestment Act examination.

         The legislation also creates another new type of entity called a "financial subsidiary." A financial subsidiary may be used by a national bank or a group of national banks to engage in many of the same activities permitted for a financial holding company, though several of these activities, including real estate development or investment, insurance or annuity underwriting, insurance portfolio investing and merchant banking, are reserved for financial holding companies. A bank's investment in a financial subsidiary affects the way in which the bank calculates its regulatory capital, and the assets and liabilities of financial subsidiaries may not be consolidated with those of the bank. The bank must also be certain that its risk management procedures are adequate to protect it from financial and operational risks created both by itself and by any financial subsidiary. Further, the bank must establish policies to maintain the separate corporate identities of the bank and its financial subsidiary and to prevent each from becoming liable for the obligations of the other.

         The Act also establishes the concept of "functional supervision," meaning that similar activities should be regulated by the same regulator. Accordingly, the Act spells out the regulatory authority of the bank regulatory agencies, the Securities and Exchange Commission and state insurance regulators so that each type of activity is supervised by a regulator with corresponding expertise. The Federal Reserve Board is intended to be an umbrella supervisor with the authority to require a bank holding company or financial holding company or any subsidiary of either to file reports as to its financial condition, risk management systems, transactions with depository institution subsidiaries and affiliates, and compliance with any federal law that it has authority to enforce.

         Although the Act reaffirms that states are the regulators for insurance activities of all persons, including federally-chartered banks, the Act prohibits states from preventing depository institutions and their affiliates from conducting insurance activities.

         The Act also establishes a minimum federal standard of privacy to protect the confidentiality of a consumer's personal financial information and gives the consumer the power to choose how personal financial information may be used by financial institutions. The privacy provisions of the Act have been implemented by adoption of regulations by various federal agencies.

         First South anticipates that the Act and the regulations adopted pursuant to the Act will be likely to create new opportunities for it to offer expanded services to customers in the future, though First South has not yet determined what the nature of the expanded services might be or when First South might find it feasible to offer them. First South further expects that the Act will increase competition from larger financial institutions that are currently more capable than First South of taking advantage of the opportunity to provide a broader range of services. However, First South continues to believe that its commitment to providing high quality, personalized service to customers will permit it to remain competitive in its market area.

Legislative Proposals

         New proposed legislation which could significantly affect the business of banking has been introduced or may be introduced in Congress from time to time. Management cannot predict the future course of such legislative proposals or their impact on First South and First South Bank should they be adopted.

Fiscal and Monetary Policy

         Banking is a business which depends to a large extent on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of First South and First South Bank are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in

United States government securities, the discount rate at which banks may borrow from the Federal Reserve, and the reserve requirements on deposits. The nature and timing of any changes in such policies and their impact on First South and First South Bank cannot be predicted.

                          DESCRIPTION OF CAPITAL STOCK

         First South is a South Carolina corporation. As such, the rights of shareholders and other matters relating to the stock of First South are controlled by South Carolina law. This document contains important information about shareholder rights and prospective subscribers should review it carefully before making a decision to invest. The following summarizes certain provisions of the Articles of Incorporation and state law, but is not complete and is qualified by reference to the Articles of Incorporation and by the applicable statutory provisions.

         Capitalization. First South is authorized to issue 20,000,000 shares of common stock (no par value). The common stock will have unlimited voting rights and be entitled to receive the net assets of First South upon dissolution.

         Voting Rights; No Cumulative Voting. In general, each holder of First South's common stock is entitled to one vote per share and to the same and identical voting rights as other holders of First South's common stock. In the election of directors, each shareholder has the right to vote the number of shares owned by him on the record date for as many persons as there are directors to be elected. Cumulative voting is not permitted. Absence of cumulative voting makes it more difficult to effect a change in the board of directors.

         Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution. The Articles of Incorporation provide that with respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of First South or any resolution to dissolve First South, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of First South. If at least two-thirds of the full board of directors approve any such plan or resolution, the plan or resolution need only be approved by the affirmative vote of holders of two-thirds of the outstanding shares of First South. Consequently, unless two-thirds of the directors favor such a plan or resolution, it may be very difficult to effect any such transaction.

         Classified Board of Directors. The Articles provide that the board of directors has the power to set the number of directors from time to time at six or more directors. The Articles provide further that the board of directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of directors in each group expire in a different year. At each annual shareholders' meeting directors are chosen for a term of three years to succeed those directors whose terms expire. Existence of a classified board makes it more difficult to effect a change in control because it would normally require at least two elections to gain a majority representation on the board, and three elections to change the entire board.

         Nomination of Directors. The Articles provide that no person shall be eligible to be elected a director of First South at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to the secretary of the Corporation at least 60 days prior to the date of the meeting. The notice is required to include any information required by the Bylaws of First South.

         Removal of Directors. The Articles provide that an affirmative vote of 80% of the outstanding shares of First South shall be required to remove any or all of the directors without cause.

         Duty of Directors. The Articles provide that when evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of First South, the board of directors shall consider the interests of the employees of First South and the community or communities in which First South and its subsidiaries, if any, do business in addition to the interests of First South's shareholders. Absent this provision, under existing common law, directors would be required to give paramount
consideration   with  respect  to  such   matters  to  the  best   interests  of
shareholders.

         Limitation of Director Liability. The Articles provide that, to the extent permitted by the South Carolina Business Corporation Act, directors of First South will not be personally liable to First South or its shareholders for monetary damages for breaches of their fiduciary duties. This provision does not, however, eliminate or limit the liability of any director (i) for any breach of the director's duty of loyalty to First South or its shareholders,
(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in the South Carolina Business Corporation Act, or
(iv) for any transaction from which the director derived an improper personal benefit.

         No Preemptive Rights. Shareholders of First South do not have preemptive rights with respect to the issuance of additional shares, options or rights of any class of First South stock. As a result, the directors may sell additional authorized shares of First South common stock without first offering them to existing shareholders and giving them the opportunity to purchase sufficient additional shares to prevent dilution of their ownership interests.

         Quorum. One-third of the shares entitled to vote constitutes a quorum at any meeting of shareholders.

         Amendment to Articles of Incorporation. Unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, no amendment to the Articles which amends, alters, repeals or is inconsistent with any of provisions of the Articles described in the nine paragraphs above, or in the provisions relating to business combinations set forth under "Statutory Matters" below, shall be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of First South. If two-thirds of the full board of directors approve such an amendment, the amendment need only be approved by holders of two-thirds of the outstanding shares of First South. Amendments to change the number and classes of shares authorized to be issued by First South and to change the name of First South only require the approval of a majority of the outstanding shares. Other amendments requiring shareholder approval must be approved by two-thirds of the outstanding shares.

         Dividends. First South's common stock will be entitled, pro rata, to dividends paid by First South when, if and as declared by the board of directors from funds legally available, whether in cash or in stock, but common stockholders have no specific right to dividends. The determination and declaration of dividends are within the discretion of the board of directors and will take into account First South's financial condition, results of operations and other relevant factors. No assurances can be given that any future dividends will be declared or, if declared, what the amount of such dividends will be or whether such dividends will continue for future periods. First South Bank may not declare or pay a cash dividend on any of its stock if it is insolvent or if the payment of the dividend would render it insolvent or if the effect thereof would cause the minimum capital of First South Bank to be reduced below the minimum capital requirements imposed by the FDIC. First South Bank must also obtain approval of the State Board prior to paying any cash dividend. If First South issues preferred stock, the terms of the preferred stock may require First South to pay dividends to holders of preferred stock under some circumstances. The payment of dividends to holders of preferred stock will not entitle common stockholders to the payment of dividends. The Articles of Incorporation do not presently authorize First South to issue preferred stock.

         Conversion; Redemption; Sinking Fund. None of the Common Stock is convertible, has any redemption rights or is entitled to any sinking fund.

         Statutory Matters.

         Business Combination Statute. The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. First South's Articles of Incorporation specifically provide that First South shall be subject to the Business Combination Statute. An amendment of the Articles of Incorporation to provide that the statute no longer applies would permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

         Control Share Acquisitions. The South Carolina corporations law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

         The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an "acquiring person statement" with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. First South is not authorized by its Articles of Incorporation or bylaws to redeem control shares.

         Indemnification of Directors and Officers. Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. First South's Articles of Incorporation do not limit such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of First South pursuant to the foregoing provisions, or otherwise, First South has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         General. Taken together, the foregoing provisions of the Articles of Incorporation and South Carolina law favor maintenance of the status quo and may make it more difficult to change current management, and may impede a change of control of First South even if desired by a majority of its shareholders.

                              AVAILABLE INFORMATION

         First South is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected, and copies may be obtained upon payment of prescribed fees, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information about operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding First South and other registrants that file electronically with the SEC.

         First South has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to First South and the Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement can be inspected and copied at the public reference facilities of the SEC at the address above and copies of such materials can be obtained by mail from the Public Reference Section of the SEC at such address at prescribed rates. The Registration Statement and exhibits thereto may also be inspected on the SEC's website. In addition, microfiche of the Registration Statement and exhibits thereto are available for inspection and reproduction at the public reference facilities of the SEC at the address set forth above.

         First South furnishes shareholders with annual reports containing audited financial information.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for First South by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina.

                                     EXPERTS

         The consolidated financial statements of First South as of December 31, 2002, and December 31, 2001, and for each of the years in the three year period ended December 31, 2002 have been audited by Cherry, Bekaert & Holland, L.L.P., independent auditors, as stated in their report appearing elsewhere herein, and have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements for the Years Ended December 31, 2001 and 2002 and for Each of the Years in the Three Year Period Ended December 31, 2002

Independent Auditors' Report................................................F-2
Balance Sheets..............................................................F-3
Statements of Operations....................................................F-4
Statements of Changes in Stockholders' Equity...............................F-5
Statements of Cash Flows....................................................F-6
Notes to the Consolidated Financial Statements..............................F-7

Unaudited Quarterly Consolidated Financial Statements
Balance Sheets.............................................................F-27
Statements of Operations...................................................F-28
Statements of Comprehensive Income.........................................F-29
Statements of Cash Flows...................................................F-30
Notes to Unaudited Consolidated Financial Statements.......................F-31

Cherry Bekaert & Holland
Certified Public Accountants
 and Consultants

                          Independent Auditors' Report



The Board of Directors and Stockholders
First South Bancorp, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheets of First South Bancorp, Inc. and Subsidiary (First South) as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2002. These consolidated financial statements are the responsibility of First South's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First South Bancorp, Inc. and Subsidiary at December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


                                        s/Cherry Bekaert & Holland, L.L.P.




Spartanburg, South Carolina
January 14, 2003

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets
                           December 31, 2002 and 2001

        Assets                                                                                            2002               2001
                                                                                                          ----               ----

Cash and due from banks ......................................................................       $  4,192,080       $  3,039,047
Interest-bearing deposits ....................................................................            100,000          3,400,000
Securities available for sale (cost basis of $14,719,537
     and $8,722,686, respectively) (Note 3) ..................................................         14,855,346          8,900,678
Securities held for investment (market value of $2,484,181 and $1,441,976,
     respectively) (Note 3) ..................................................................          2,368,583          1,349,936
Loans, net (Note 4) ..........................................................................        156,977,796        124,612,721
Premises and equipment, net (Note 5) .........................................................          2,832,672          2,876,229
Other assets .................................................................................          3,637,801          2,328,241
                                                                                                     ------------       ------------

        Total Assets .........................................................................       $184,964,278       $146,506,852
                                                                                                     ============       ============

        Liabilities and Stockholders' Equity
Deposits (Note 6)
    Noninterest-bearing demand ...............................................................       $ 14,535,143       $  9,730,668
    Interest-bearing demand and savings ......................................................         56,890,963         28,577,686
    Time deposits ............................................................................         84,271,841         78,974,722
                                                                                                     ------------       ------------
        Total deposits .......................................................................        155,697,947        117,283,076

Retail repurchase agreements .................................................................          3,229,737          5,209,370
Other borrowed funds (Note 7) ................................................................         10,454,691         10,040,667
Other accrued expenses and liabilities .......................................................          1,232,172          1,064,786
                                                                                                     ------------       ------------

        Total liabilities ....................................................................        170,614,547        133,597,899
                                                                                                     ------------       ------------

Stockholders' equity (Notes 8, 11 and 13)
    Common stock no par value; authorized 20,000,000 shares; 920,780 and 917,780
        issued and outstanding at December 31, 2002 and 2001, respectively ...................                  -                  -
     Paid-in capital .........................................................................         11,144,989         11,096,989
     Retained earnings .......................................................................          3,120,540          1,701,776
     Accumulated other comprehensive income ..................................................             84,202            110,188
                                                                                                     ------------       ------------

Stockholders' equity .........................................................................         14,349,731         12,908,953
Commitments (Notes 4 and 10) .................................................................                  -                  -
                                                                                                     ------------       ------------
                                                                                                     $184,964,278        146,506,852
                                                                                                     ============       ============



See accompanying notes to consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                  Years ended December 31, 2002, 2001 and 2000

                                                                                    2002                2001                2000
                                                                                    ----                ----                ----
Interest income
   Loans ...............................................................       $  9,312,105        $  8,596,068        $  7,521,179
   Federal funds sold ..................................................                  -               1,363              14,672
   Securities
        U.S. Government and agency obligations .........................            631,322             787,742             667,137
        State and local obligations ....................................             25,995              25,979              25,977
        Other securities ...............................................             81,446              80,154              16,238
   Deposits with banks .................................................            156,644             177,014             491,350
                                                                               ------------        ------------        ------------
        Total interest income ..........................................         10,207,512           9,668,320           8,736,553
                                                                               ------------        ------------        ------------

Interest expense
   Deposits
        Time ...........................................................          2,921,920           3,697,867           3,570,182
        Interest-bearing demand and savings ............................            910,346             922,915           1,144,521
   Borrowed funds ......................................................            452,021             384,005              17,353
   Other ...............................................................             68,522             130,219             104,590
                                                                               ------------        ------------        ------------
        Total interest expense .........................................          4,352,809           5,135,006           4,836,646

        Net interest income ............................................          5,854,703           4,533,314           3,899,907

Provision for loan losses (Note 4) .....................................            674,830             445,853             254,855
                                                                               ------------        ------------        ------------

        Net interest income after provision for loan losses ............          5,179,873           4,087,461           3,645,052
Non-interest income
   Service charges, fees, and commissions ..............................            357,714             324,681             165,127
   Loan brokerage fees .................................................            302,342                   -                   -
   Mortgage loan fees ..................................................            136,342              50,006              22,753
   Other ...............................................................             64,021              56,559              96,017
                                                                               ------------        ------------        ------------
      Total other operating income .....................................            860,419             431,246             283,897

Non-interest expenses
   Salaries and employee benefits ......................................          2,391,337           1,921,795           1,629,895
   Occupancy and equipment .............................................            479,388             480,377             464,556
   Data processing .....................................................            163,272             130,844             105,761
   Other ...............................................................            792,269             665,281             582,543
                                                                               ------------        ------------        ------------
      Total other operating expenses ...................................          3,826,266           3,198,297           2,782,755

      Income before income taxes .......................................          2,214,026           1,320,410           1,146,194

Current income tax expense (Note 9) ....................................          1,003,262             612,575             460,464
Deferred income tax benefit ............................................           (208,000)           (198,000)            (96,000)
                                                                               ------------        ------------        ------------

           Net income ..................................................       $  1,418,764        $    905,835        $    781,730
                                                                               ============        ============        ============

Earnings per common share (Notes 2, 15) ................................       $       1.54        $       0.99        $       0.85
Diluted earnings per common share (Notes 2, 15) ........................       $       1.49        $       0.97        $       0.84


See accompanying notes to consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
           Consolidated Statements of Changes in Stockholders' Equity
                  Years ended December 31, 2002, 2001 and 2000


                                                    Common Stock                                    Accumulated Other      Total
                                                    in Number of       Paid-In          Retained      Comprehensive    Stockholders'
                                                       Shares          Capital          Earnings      Income (Loss)       Equity
                                                       ------          -------          --------      -------------       ------

Balance at December 31, 1999 .....................      917,180       11,090,139          14,211        (195,018)      10,909,332
  Exercised stock options ........................          600            6,850               -               -            6,850

  Comprehensive income:
     Net income ..................................            -                -         781,730               -
     Net change in unrealized gain on
     securities available for sale, net
     of tax of ($122,775) ........................            -                -               -         192,032
  Comprehensive income ...........................            -                -               -               -          973,762
                                                        -------      -----------      ----------        --------      -----------
Balance at December 31, 2000 .....................      917,780       11,096,989         795,941          (2,986)      11,889,944
  Comprehensive income:
     Net income ..................................            -                -         905,835               -
     Net change in unrealized gain on
     securities available for sale, net
     of tax of ($72,357) .........................            -                -               -         113,174
  Comprehensive income ...........................            -                -               -               -        1,019,009
                                                        -------      -----------      ----------        --------      -----------

Balance at December 31, 2001 .....................      917,780       11,096,989       1,701,776         110,188       12,908,953
                                                        -------      -----------      ----------        --------      -----------

  Exercised stock options ........................        3,000           48,000                                           48,000
  Comprehensive income:
     Net income ..................................                                     1,418,764
     Net change in unrealized gain on
     securities available for sale, net
     of tax benefit of $16,614 ...................                                                       (25,986)
  Comprehensive income ...........................                                                                      1,392,778
                                                        -------      -----------      ----------        --------      -----------

Balance at December 31, 2002 .....................      920,780      $11,144,989      $3,120,540        $ 84,202      $14,349,731
                                                        =======      ===========      ==========        ========      ===========

See accompanying notes to consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                  Years ended December 31, 2002, 2001 and 2000


                                                                                      2002              2001                 2000
                                                                                      ----              ----                 ----
Cash flows from operating activities
   Net income .............................................................      $  1,418,764       $    905,835       $    781,730
   Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation and amortization .....................................           189,003            203,548            250,056
        Provision for loan losses .........................................           674,830            445,853            254,855
        Loss on sale of other real estate owned ...........................             2,851                  -                  -
        Deferred tax asset ................................................          (208,000)          (198,000)           (96,000)
        Decrease (increase) in interest receivable ........................          (150,497)           172,270           (409,132)
        Decrease (increase) in other assets ...............................          (495,309)           170,380           (263,349)
        Increase (decrease) in accrued expenses and other liabilities .....           806,024           (546,424)           438,688
                                                                                 ------------       ------------       ------------

        Net cash provided by operating activities .........................         2,237,666          1,153,462            956,848
                                                                                 ------------       ------------       ------------

Cash flows from investing activities
     Origination of loans, net of principal collected .....................       (33,812,549)       (43,316,121)       (26,606,143)
     Proceeds from matured / called securities available for sale .........        11,000,000         12,000,896                  -
     Proceeds from matured / called securities held for investment ........                 -          2,999,084                  -
     Purchase of securities available for sale ............................       (16,998,552)        (8,437,438)        (2,000,000)
     Purchase of securities held for investment ...........................        (1,017,363)                 -         (3,974,020)
     Proceeds from sale of other real estate owned ........................           147,149                  -            753,100
     Purchases of premises and equipment ..................................          (145,446)          (174,038)          (244,285)
     Increase in cash surrender value of life insurance ...................           (41,110)           (37,951)           (34,972)
                                                                                 ------------       ------------       ------------

        Net cash used in investing activities .............................       (40,867,871)       (36,965,568)       (32,106,320)
                                                                                 ------------       ------------       ------------

Cash flows from financing activities
     Net increase in deposits .............................................        38,414,871         18,697,566         39,870,192
     Proceeds from exercise of stock options ..............................            48,000                  -              6,850
     Net (decrease) increase in retail repurchase agreements ..............        (1,979,633)         2,656,251            829,955
     Proceeds of advances from FHLB .......................................                 -         12,500,000                  -
     Repayment of advances from FHLB ......................................                 -         (2,500,000)        (2,500,000)
                                                                                 ------------       ------------       ------------

         Net cash provided by financing activities ........................        36,483,238         31,353,817         38,206,997
                                                                                 ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents ......................        (2,146,967)        (4,458,289)         7,057,525

Cash and cash equivalents at beginning of year ............................         6,439,047         10,897,336          3,839,811
                                                                                 ------------       ------------       ------------

Cash and cash equivalents at end of year ..................................      $  4,292,080       $  6,439,047       $ 10,897,336
                                                                                 ============       ============       ============

Supplemental disclosure of cash flow information
     Cash paid during the year for interest ...............................      $  4,626,160       $  5,472,592       $  4,316,086
                                                                                 ============       ============       ============
     Cash paid (received) during the year for income taxes ................      $  1,063,007       $    811,581       $    462,271
                                                                                 ============       ============       ============



See accompanying notes to consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001


Note 1 - Organization

First South Bancorp, Inc. (the "Corporation," the "Company" or "First South") is a South Carolina corporation organized in 1999 for the purpose of being a holding company for First South Bank (First South Bank). On September 30, 1999, pursuant to a plan of exchange approved by the shareholders of First South Bank, all of the outstanding shares of common stock of First South Bank were exchanged for shares of common stock of the Corporation. The Corporation presently engages in no business other than that of owning First South Bank and has no employees. First South Bank was incorporated on April 23, 1996, and began banking operations on August 19, 1996. First South Bank is a South Carolina chartered commercial bank and is engaged in lending and deposit gathering activities from two branches in Spartanburg County and one branch in Columbia, South Carolina. It operates under the laws of South Carolina and the Rules and Regulations of the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions.


Note 2 - Summary of significant accounting policies

The following is a description of the significant accounting and reporting policies that First South Bancorp, Inc. and Subsidiary follows in preparing and presenting their financial statements.

     (a)  Basis of Presentation and Consolidation

          The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, First South Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  Use of Estimates

          The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, as well as the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Securities

          Investments in equity securities that have readily determinable fair values and all investments in debt securities are classified at acquisition into one of three categories and accounted for as follows:

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001


Note 2 - Summary of significant accounting policies, continued

          - securities held for investment are held-to-maturity and reported at amortized cost,

          - trading securities are reported at fair value with unrealized gains and losses included in earnings, or;

          - securities available-for-sale are reported at estimated fair value with unrealized gains and losses reported as a separate component of comprehensive income (net of tax effect).

      First South intends to hold the available-for-sale securities for an indefinite period of time but may sell them prior to maturity. All other securities have been classified as held-to-maturity securities because management has determined that First South has the intent and the ability to hold all such securities until maturity.

      Gains and losses on sales of securities are recognized when realized on a specific identification basis. Premiums and discounts are amortized into interest income using a method that approximates the level yield method.

      There were no investments classified as trading securities at December 31, 2002 and 2001.

   (d)Loans and allowance for loan losses

      Loans are carried at their principal amount outstanding. Interest income is recorded as earned on an accrual basis. The accrual of interest is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due, generally when the loan is 90 days delinquent. All interest accrued, but not collected for loans that are placed on nonaccrual, is reversed against interest income.

      First South uses the allowance method in providing for loan losses. The provision for loan losses is based upon management's estimate of the amount needed to maintain the allowance for loan losses at an adequate level to cover known and expected losses in the loan portfolio. In determining the provision amount, management gives consideration to current and anticipated economic conditions, the growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans and other factors. Management believes that the allowance for loan losses is adequate. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 2 - Summary of significant accounting policies, continued

     Management considers loans to be impaired when, based on current information and events, it is probable that First South will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors that influence management's judgments include, but are not limited to, loan payment pattern, source of repayment, and value of collateral. A loan would not be considered impaired if an insignificant delay in loan payment occurs and management expects to collect all amounts due. The major sources for identification of loans to be evaluated for impairment include past due and nonaccrual reports, internally generated lists of loans with certain risk grades, and regulatory reports of examination. Impaired loans are measured using either the discounted expected cash flow method or the value of collateral method. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal.

   (e)Other real estate owned

     Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Fair value is determined by appraisal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the carrying amount is supported by its current fair value. OREO is reported net of allowance for losses in First South's financial statements.

   (f)Premises and equipment

     Premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line-basis. Leasehold improvements are amortized over a term, which includes the remaining lease term and probable renewal periods. Expenditures for major renewals and betterments are capitalized and those for maintenance and repairs are charged to operating expense as incurred.

   (g) Loan Origination Fees

     Origination fees received and direct costs incurred are amortized to interest income over the contractual lives of the loans.

   (h)Cash and cash equivalents

     Cash and cash equivalents include cash and due from banks, federal funds sold and interest-bearing deposits. During the normal course of business, First South may have cash deposits with banks that are in excess of federally insured limits.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001


Note 2 - Summary of significant accounting policies, continued

   (i) Income taxes

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

   (j) Earnings per common share

       Earnings per common share is computed based on the weighted average number of common shares outstanding. Diluted earnings per common share includes the dilutive effect of outstanding stock options.

   (k)Fair value of financial instruments

      Financial Accounting Standards Board ("FASB") Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of First South's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered an indication of the liquidation value of First South, but rather represent a good-faith estimate of the value of the financial instruments held by First South.



      The following methods and assumptions were used to estimate the fair value for each class of financial instruments.


      Cash and cash equivalents. For cash on hand, amounts due from banks, federal funds sold, and interest-bearing deposits, the carrying value approximates fair value.


      Securities. The fair value of investments securities is based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Restricted FHLB stock is valued at cost.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

                           December 31, 2002 and 2001

Note 2 - Summary of significant accounting policies, continued

       Loans. The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of variable rate loans with frequent repricing and no significant changes in credit risk approximates book value.


       Deposits and borrowings. The fair value of fixed rate time deposits and borrowed funds is estimated by discounting the future cash flows using the current rates at which similar deposits and borrowings would be accepted for the same remaining maturities.


       Other interest-bearing liabilities. The carrying value of retail repurchase agreements and other borrowed funds approximates fair value since these obligations have variable interest rates with daily repricings.

       Commitments. The fair value of commitments to extend credit is considered to approximate carrying value since the large majority of these commitments would result in loans that have variable rates and/or relatively short terms to maturity. For other commitments, generally of a short-term nature, the carrying value is considered to be a reasonable estimate of fair value.

   (l)Recent accounting pronouncements

       FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, was issued in August 2001 and supersedes Statement No.
       121. Statement No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of Statement No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of the provisions of this Statement did not have a material impact on the consolidated financial statements of First South.

       FASB Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued in April 2002 and the provisions of this statement are effective for fiscal years beginning after May 15, 2002. First South expects that adoption of the provisions of this statement will not have a significant effect on financial position or results of operations.

       FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued in June 2002 and addresses financial accounting and reporting for costs associated with exit or disposal activities. The provisions of this statement are effective for disposal activities initiated after December 31, 2002. First South expects that adoption of the provisions of this statement will not have a significant effect on financial position or results of operations.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 2 - Summary of significant accounting policies, continued

 (m)  Operating Segments

      First South has determined that, using the definitions contained in FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, all of its activities constitute only one reportable operating segment.

  (n)  Financial statement reclassification

       Certain of the prior year amounts have been reclassified to conform to current year presentation; such reclassifications are immaterial to the financial statements.

Note 3 - Securities


Available for sale

A summary of the amortized cost and estimated fair value of securities available for sale follows:

                                                                                  Gross                Gross              Estimated
                                                           Amortized            Unrealized           Unrealized              Fair
                                                              Cost                Gains                Losses                Value
                                                              ----                -----                ------                -----
December 31, 2002
U.S. Government agency
      obligations ..............................          $13,996,523          $   131,890        $           -          $14,128,413
State and local obligations ....................              123,014                3,919                    -              126,933
       Restricted FHLB stock ...................              600,000                    -                    -              600,000
                                                          -----------          -----------          -----------          -----------
         Total securities
           available for sale ..................          $14,719,537          $   135,809        $           -          $14,855,346
                                                          ===========          ===========          ===========          ===========

December 31, 2001
   U.S. Government agency
      obligations ..............................          $ 8,000,000          $   181,249         $          -          $ 8,181,249
  State and local obligations ..................              122,686                    -                3,257              119,429
   Restricted FHLB stock .......................              600,000                    -                    -              600,000
                                                          -----------          -----------          -----------          -----------
       Total securities
           available for sale ..................          $ 8,722,686          $   181,249          $     3,257          $ 8,900,678
                                                          ===========          ===========          ===========          ===========


There were no sales of securities available for sale during 2002, 2001 and 2000.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 3 - Securities, continued

Held for investment

A summary of the carrying value and estimated fair market value of securities held for investment follows:

                                                                                  Gross              Gross               Estimated
                                                              Amortized         Unrealized        Unrealized               Fair
                                                                Cost              Gains              Losses                Value
                                                                ----              -----              ------                -----
December 31, 2002
   U.S. Government agency
      obligations ...............................          $1,517,363          $   30,457           $          -          $1,547,820
   Trust Preferred securities ...................             476,220              72,858                      -             549,078
   State and local obligations ..................             375,000              12,283                      -             387,283
                                                           ----------          ----------          -------------          ----------
       Total securities
            held for
            investment ..........................          $2,368,583          $  115,598           $          -          $2,484,181
                                                           ==========          ==========          =============          ==========

December 31, 2001
   U.S. Government agency
      obligations ...............................          $  500,000          $   29,063           $          -          $  529,063
   Trust Preferred securities ...................             474,936              61,957                      -             536,893
   State and local obligations ..................             375,000               1,020                      -             376,020
                                                           ----------          ----------          -------------          ----------
       Total securities
            held for
            investment ..........................          $1,349,936          $   92,040           $          -          $1,441,976
                                                           ==========          ==========          =============          ==========

There were no sales of securities held for investment in 2002, 2001 and 2000.

The scheduled maturities of securities held for investment and available for sale at December 31, 2002 were as follows:

                                                             Available for Sale                          Held for Investment
                                                             ------------------                          -------------------
                                                                             Estimated                                     Estimated
                                                       Amortized                Fair                 Amortized               Fair
                                                          Cost                  Value                   Cost                 Value
                                                          ----                  -----                   ----                 -----

Due in one year or less ....................       $             -       $             -        $            -        $            -
Due from one to five years .................            11,996,523            12,104,353             1,517,363             1,547,820
Due from five to 10 years ..................             1,000,000             1,018,750                     -                     -
Due after ten years ........................             1,123,014             1,132,243               851,220               936,361
Equity securities ..........................               600,000               600,000                     -                     -
                                                       -----------           -----------           -----------           -----------
                                                       $14,719,537           $14,855,346           $ 2,368,583           $ 2,484,181
                                                       ===========           ===========           ===========           ===========

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 3 - Securities, continued

At December 31, 2002, securities with a carrying value of approximately $6,000,000 were pledged to secure public funds, retail repurchase agreements and Treasury, tax and loan deposits.

Note 4 - Loans and allowance for loan losses

Loans at December 31, 2002 and 2001 are summarized as follows

                                                                                             2002                         2001
                                                                                             ----                         ----
Construction and land development ....................................                 $  14,211,986                  $  13,097,957
1-4 Family residential properties ....................................                    30,904,373                     25,378,155
Multifamily residential properties ...................................                       933,999                      1,155,954
Nonfarm nonresidential properties ....................................                    62,878,939                     48,595,504
Other real estate loans ..............................................                     1,777,998                      1,038,860
Commercial and industrial ............................................                    47,052,954                     36,220,643
Consumer .............................................................                     1,053,596                        629,235
Other ................................................................                        47,000                         49,738
                                                                                       -------------                  -------------
Total loans ..........................................................                   158,860,845                    126,166,046
Less: Allowance for loan losses ......................................                    (1,750,000)                    (1,450,000)
      Net deferred loan fees .........................................                      (133,049)                      (103,325)
                                                                                       -------------                  -------------
                                                                                       $ 156,977,796                  $ 124,612,721
                                                                                       =============                  =============

The activity in the allowance for loan losses for 2002, 2001 and 2000 is summarized as follows:

                                                                            2002                    2001                    2000
                                                                            ----                    ----                    ----

Balance at beginning of year .............................             $ 1,450,000              $ 1,055,000              $   800,000
Provision charged to operations ..........................                 674,830                  445,853                  254,855
Loan charge-offs .........................................                (392,450)                 (51,670)                       -
Loan recoveries ..........................................                  17,620                      817                      145
                                                                       -----------              -----------              -----------
Balance at end of year ...................................             $ 1,750,000              $ 1,450,000              $ 1,055,000
                                                                       ===========              ===========              ===========

At December 31, 2002 and 2001, nonaccrual loans amounted to $111,559 and $396,232, respectively. First South evaluates impairment of loans on an individual loan basis. As of December 31, 2002 and 2001 loans individually evaluated and considered impaired under FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan, were immaterial.

At December 31, 2002, First South had loans outstanding to officers, directors, and their related interests of $6,438,415. During 2002, directors, officers, and their related interests borrowed $2,545,525 and repaid $2,296,960. At December 31, 2001, First South had loans outstanding to officers, directors, and their related interests of $6,189,850. During 2001, directors, officers, and their related interests borrowed $4,454,255 and repaid $3,516,888.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 4 - Loans and allowance for loan losses, continued

In the normal course of business there are outstanding commitments for the extension of credit, which are not reflected in the financial statements. At December 31, 2002 and 2001, pre-approved but unused lines of credit for loans totaled approximately $21,541,050 and $18,451,000, respectively. In addition, First South had issued standby letters of credit amounting to approximately $2,818,000 and $947,000 at December 31, 2002 and 2001, respectively. These commitments represent no more than the normal lending risk that First South commits to its borrowers. If these commitments are drawn, First South will obtain collateral if it is deemed necessary based on management's credit evaluation of the counterparty. Management believes that these commitments can be funded through normal operations.

First South grants primarily commercial, real estate, and installment loans to customers throughout its market area, which consists primarily of Spartanburg and Richland Counties in South Carolina. The real estate portfolio can be affected by the condition of the local real estate market. The commercial and installment loan portfolio can be affected by the local economic conditions.

Note 5 - Premises and equipment

Premises and equipment at December 31, 2002 and 2001 are summarized as follows:

                                                   2002                  2001
                                                   ----                  ----

Land .....................................       $   431,412        $   431,412
Buildings ................................         2,253,509          2,253,509
Leasehold Improvements ...................            93,590             93,590
Furniture and equipment ..................           983,864            971,529
Construction in progress .................            52,261                  -
                                                 -----------        -----------
                                                   3,814,636          3,750,040

Less: accumulated depreciation ...........          (981,964)          (873,811)
                                                 -----------        -----------
                                                 $ 2,832,672        $ 2,876,229
                                                 ===========        ===========


Depreciation expense for the years ended 2002, 2001 and 2000 was $189,003, $203,548, and $201,978, respectively.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 6 - Deposits

A summary of deposit accounts at December 31, 2002 and 2001 follows:

                                                    2002                2001
                                                    ----                ----

Demand
     Non-interest bearing ..............        $ 14,535,143        $  9,730,668
     Interest bearing ..................          34,676,720          25,806,825
Savings ................................          22,214,243           2,770,861
Time, $100,000 or more .................          20,560,906          14,947,277
Other time .............................          63,710,935          64,027,445
                                                ------------        ------------
                                                $155,697,947        $117,283,076
                                                ============        ============

At December 31, 2002, the scheduled maturities of time deposits are as follows:

2003 .............................................   $74,692,462
2004 .............................................     8,584,232
2005 .............................................       895,147
2006 .............................................       100,000
2007 and thereafter ..............................             -
                                                     -----------
                                                     $84,271,841
                                                     ===========

Directors and executive officers were customers of and had transactions with First South Bank in the ordinary course of business. Included in such transactions are deposit accounts, all of which were made under normal terms. The aggregate amount of these deposit accounts was $3,288,426 and $1,257,879 at December 31, 2002 and 2001, respectively.

Note 7 - Other borrowed funds

At December 31, 2002 and 2001, First South Bank had two $5,000,000 advances outstanding from the Federal Home Loan Bank ("FHLB") that are collateralized by a lien on qualifying first mortgage loans in an amount necessary to satisfy outstanding indebtedness plus accrued interest. The borrowings carried interest rates of 4.3% and 4.6% and mature in February and March of 2011. One of the advances became callable during February 2002 and is callable until maturity and the other advance will become callable in March 2004 until its maturity.

Treasury, tax and loan accounts with balances of $454,691 and $40,667 at December 31, 2002 and 2001, respectively are also included in other borrowed funds. These borrowings bear interest at the federal funds rate less 25 basis points.

At December 31, 2002 and 2001,  First South Bank had $10,000,000 and $5,500,000,
respectively, in unused lines of credit to purchase federal funds from banks.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 8 - Regulatory capital requirements

First South and First South Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First South and First South Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First South and First South Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require First South and First South Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2002 and 2001, that First South and First South Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the FDIC categorized First South Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized First South Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed First South Bank's category. First South and First South Bank's actual capital amounts and ratios as of December 31, 2002 and 2001 are also presented in the table.

                                                                                                                      To Be Well
                                                                                                                  Capitalized Under
                                                                                         For Capital              Prompt Corrective
                                                                   Actual              Adequacy Purposes          Action Provisions
                                                                   ------              -----------------          -----------------
                                                            Amount        Ratio        Amount      Ratio         Amount       Ratio
                                                            ------        -----        ------      -----         ------       -----

December 31, 2002
Total Capital (To Risk Weighted Assets) ............     $15,968,000     10.04%     $12,729,000     >8.0%     $15,912,000    >10.0%
Tier I Capital (To Risk Weighted Assets) ...........     $14,218,000      8.94%     $ 6,365,000     >4.0%     $ 9,547,000     >6.0%
Tier I Capital  (To Average Assets) ................     $14,218,000      7.57%     $ 7,508,000     >4.0%     $ 9,385,000     >5.0%


                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued December 31, 2002 and 2001


Note 8 - Regulatory capital requirements, continued

                                                                                                            To Be Well
                                                                                                          Capitalized Under
                                                                                For Capital               Prompt Corrective
                                                           Actual            Adequacy Purposes            Action Provisions
                                                           ------            -----------------            -----------------
                                                   Amount      Ratio          Amount      Ratio           Amount       Ratio
                                                   ------      -----          ------      -----           ------       -----
December 31, 2001
   Total Capital
     (To Risk Weighted Assets) .............     $14,249,000     11.4%     $10,003,000     >8.0%     $12,504,000     >10.0%
   Tier I Capital
     (To Risk Weighted Assets) .............     $12,799,000     10.2%     $ 5,001,000     >4.0%     $ 7,502,000     > 6.0%
   Tier I Capital
      (To Average Assets) ..................     $12,799,000      9.1%     $ 5,650,000     >4.0%     $ 7,062,000     > 5.0%


Note 9 - Income taxes

The provision for income taxes is summarized below:

                                      2002             2001               2000
                                      ----             ----               ----
Currently payable
     Federal ................     $   945,312      $   571,902      $   427,182
     State ..................          57,950           40,673           33,282
                                  -----------      -----------      -----------
                                    1,003,262          612,575          460,464

Deferred
     Federal ................        (195,986)        (177,856)         (89,861)
     State ..................         (12,014)         (20,144)          (6,139)
                                  -----------      -----------      -----------
                                     (208,000)        (198,000)         (96,000)
                                  -----------      -----------      -----------

    Total income taxes ......     $   795,262      $   414,575      $   364,464
                                  ===========      ===========      ===========

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 9 - Income taxes, continued

The reasons for the difference between the statutory federal income tax rates and the effective tax rates are summarized as follows for:

                                                                                                          Years ended
                                                                                                         December 31,
                                                                                            2002             2001            2000
                                                                                            ----             ----            ----

Statutory rates ..............................................................              34.0%            34.0%            34.0%
     Increase (decrease) resulting from:
           State taxes, net of federal benefit ...............................               2.0%             2.0%             3.1%
           Effect of tax exempt interest and dividends .......................              (0.6%)           (1.5%)           (1.7%)
           Life Insurance ....................................................              (1.5%)           (3.2%)           (3.7%)
           Other, net ........................................................               2.0%             0.1%             0.1%
                                                                                            ----             ----             ----

                                                                                            35.9%            31.4%            31.8%
                                                                                            ====             ====             ====

The tax effects of temporary differences result in deferred tax assets and liabilities as presented below:

                                                        2002              2001
                                                        ----              ----
Deferred tax assets
    Allowance for loan losses ................       $ 680,000        $ 433,000
    Other ....................................          34,000           63,000
                                                     ---------        ---------
       Gross deferred tax assets .............         714,000          496,000
    Less valuation allowance .................          (1,300)          (1,300)
                                                     ---------        ---------
           Net deferred tax assets ...........         712,700          494,700

    Deferred tax liabilities .................         (59,700)         (65,700)
                                                     ---------        ---------

           Net ...............................       $ 653,000        $ 429,000
                                                     =========        =========

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001


Note 10 - Operating leases

First South leases the land and building for its branches under operating leases. Future minimum lease payments at December 31, 2002, are as follows:

2003 ................................  $    112,434
2004 ................................        77,686
2005 ................................             -
2006 and thereafter .................             -
                                         ----------
                                       $    190,120
                                         ==========

Total lease expense was $134,755, $120,062 and $112,434 for 2002, 2001 and 2000,
respectively.


Note 11 - Restrictions on dividends, loans and advances,

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by First South Bank to the Corporation. The total amount of dividends, which may be paid at any date, is generally limited to the retained earnings of First South Bank, and loans or advances are limited to 10 percent of First South Bank's common stock and surplus on a secured basis.

In addition, dividends paid by First South Bank to the Corporation would be prohibited if the effect would cause First South Bank's capital to be reduced below applicable minimum regulatory capital requirements.


Note 12 - Employee benefit plan

401(k) plan
All employees of First South Bank who meet certain eligibility criteria are permitted to participate in a 401(k) plan. For each employee's contribution up to 6%, First South makes a 100% matching contribution. Expense related to this plan was $81,937, $68,052 and $48,982 in 2002, 2001 and 2000, respectively.

Salary continuation plan
During 1999, First South entered into a salary continuation agreement with certain officers of First South. The plan provides for a series of payments over a specified number of periods to these employees upon their retirement or termination as stated in the plan. The amount of accrued benefit expense included in other liabilities was $86,678 and $59,306 at December 31, 2002 and 2001, respectively.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001


Note 13 - Stock options

First South has issued incentive stock options to certain officers and employees. These options are accounted for under the provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation. As permitted by Statement No. 123, First South has elected to continue using the measurement method prescribed in Accounting Principles Board Opinion No. 25 and, accordingly, Statement No. 123 has no effect on First South's financial position or results of operations.

The following is a summary of stock option activity and related information for the years ended December 31, 2002, 2001 and 2000:

                                            2002                            2001                           2000
                                            ----                            ----                           ----
                                            Weighted                      Weighted                        Weighted
                                            Average                        Average                        Average
                                   Options         Exercise Price   Options     Exercise Price    Options         Exercise Price
                                   -------         --------------   -------     --------------    -------         --------------

Outstanding- Beginning
   of period ................       94,115            $15.62        71,628           $14.23        58,100            $13.76
   Granted ..................       14,145             29.06        22,487            19.42        15,178             17.01
   Exercised ................       (3,000)            16.00             -                -         (600)             11.42
   Forfeited ................            -                 -             -                -       (1,050)             16.64
                                   -------            ------        ------           ------       -------             -----
Outstanding- End of Period ..      105,260            $17.42        94,115           $15.62        71,628            $14.23
                                   =======                          ======                        =======

Exercisable- End of Period ..       64,032            $14.46        53,397           $13.74        38,505            $12.59
                                   =======                          ======                        =======

Weighted average fair
   value of options granted .                         $18.97                         $ 8.73                          $ 8.32
                                                      ======                         ======                          ======



Exercise prices for options outstanding as of December 31, 2002 and 2001 ranged from $11.00 to $30.00. The weighted average remaining contractual life of those options is approximately 7 years at December 31, 2002 and 8 years at 2001.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 13 - Stock options, continued

Because First South had adopted the disclosure only provisions of Statement No. 123, no compensation cost has been recognized for the stock option plan. Had compensation cost for First South's stock option plan been determined based on the fair value at the grant date of the awards consistent with the provisions of Statement No. 123, First South's net earnings and earnings per share would have increased to the pro forma amounts indicated below:

                                                                          2002                  2001               2000
                                                                          ----                  ----               ----
Net income - as reported ..........................................    $1,418,764             $905,835          $781,730
Net income - pro forma ............................................     1,289,861              778,241           728,897
Earnings per common share - as reported ...........................          1.54                  .99               .85
Earnings per common share - pro forma .............................          1.40                  .85               .79
Diluted earnings per common share - as reported ...................          1.49                  .97               .84
Diluted earnings per common share - pro forma .....................          1.36                  .83               .78

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2002, 2001 and 2000; dividend yield of 0%, expected volatility of 50% in 2002 and 20% in 2001 and 2000, risk-free interest rates of 4.00% in 2002, 5.00% in 2001 and 6.00% in 2000, and expected lives of 10 years for the options.

Note 14 - Fair value of financial instruments

The estimated fair values of financial instruments are as follows:

                                                                                2002                                2001
                                                                                ----                                ----
                                                                     Carrying        Estimated            Carrying       Estimated
                                                                      Amount         Fair Value            Amount        Fair Value
                                                                      ------         ----------            ------        ----------
                                                                         (in thousands)                        (in thousands)

Financial assets
     Cash and cash equivalents .........................           $  4,292           $  4,292           $  6,439           $  6,439
     Securities
      Available for sale ...............................             14,855             14,855              8,901              8,901
           Held for investment .........................              2,369              2,484              1,350              1,442
     Loans .............................................            158,861            159,430            126,166            126,560

Financial liabilities
   Deposits ............................................            155,698            156,109            117,283            118,207
   Retail repurchase agreements ........................              3,230              3,230              5,209              5,209
   Other borrowed funds ................................             10,000             11,685             10,000             10,518

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001


Note 14 - Fair value of financial instruments, continued

The fair value estimates are made at a specific point in time based on relevant market and other information about the financial instruments. Because no market exists for a significant portion of First South's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and such other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.


Note 15 - Earnings per common share (EPS)

The reconciliation of the numerators and denominators of the earnings per common share and diluted EPS computation follows:

                                                                                                                              Per
                                                                              Income                    Shares               Share
December 31, 2002                                                          (Numerator)               (Denominator)           Amount
                                                                           -----------               -------------           ------

     Earnings per common share:
     Income available to common
               stockholders ......................................          $1,418,764                  920,575            $   1.54
     Effect of dilutive securities
               Stock options .....................................                   -                   30,350               (0.05)
                                                                            ----------                  -------               -----

     Diluted EPS:
     Income available to common
               stockholders + assumed
               conversions .......................................          $1,418,764                  950,925            $   1.49
                                                                            ==========                  =======               =====


Options to purchase 2,500 shares of common stock at $26.00 per share, options to purchase 100 shares of common stock at $27.16 per share and options to purchase 11,145 shares of common stock at $30.00 per share were not included in the computation of diluted earnings per share for 2002 because the options' exercise price was greater than the average market price of the common shares.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001

Note 15 - Earnings per common share (EPS), continued

                                                                                                                              Per
                                                                              Income                    Shares               Share
December 31, 2001                                                          (Numerator)               (Denominator)           Amount
                                                                           -----------               -------------           ------

    Earnings per common share:
    Income available to common
        stockholders ..............................................            $905,835                 917,780                $.99
    Effect of dilutive securities
        Stock options .............................................                   -                  18,387                (.02)
                                                                               --------                --------                ----

    Diluted EPS:
    Income available to common
        stockholders + assumed
        conversions ...............................................            $905,835                 936,167                $.97
                                                                               ========                ========                ====

Options to purchase 400 shares of common stock at $20 per share and options to purchase 11,700 shares of common stock at $21.00 per share were not included in the computation of diluted earnings per share for 2001 because the options' exercise price was greater than the average market price of the common shares.

                                                                                                                              Per
                                                                              Income                    Shares               Share
December 31, 2000                                                          (Numerator)               (Denominator)           Amount
                                                                           -----------               -------------           ------

    Earnings per common share:
    Income available to common
        stockholders ..............................................            $781,730                 917,780                $.85
    Effect of dilutive securities
        Stock options .............................................                   -                  10,784                (.01)
                                                                               --------                --------                ----

    Diluted EPS:
    Income available to common
        stockholders + assumed
        conversions ...............................................            $781,730                 928,564                $.84
                                                                               ========                ========                ====

Options to purchase 30,078 shares of common stock at $17 per share, options to purchase 300 shares of common stock at $17.25 per share and options to purchase 100 shares of common stock at $17.63 per share were not included in the computation of diluted earnings per share for 2000 because the options' exercise price was greater than the average market price of the common shares.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued
                           December 31, 2002 and 2001


Note 16 - Condensed financial statements of parent company

Financial information pertaining to First South Bancorp, Inc. is as follows:

                                 Balance Sheets

                                                                                                    December 31,
                                                                                 2002                  2001                   2000
                                                                                 ----                  ----                   ----
Assets
Cash .............................................................           $    48,000           $         -           $         -
Investment in common stock of First South Bank ...................            14,301,731            12,908,953            11,889,944
                                                                             -----------           -----------           -----------
    Total assets .................................................           $14,349,731           $12,908,953           $11,889,944
                                                                             ===========           ===========           ===========

Stockholders' Equity
Stockholders' equity .............................................           $14,349,731           $12,908,953           $11,889,944
                                                                             -----------           -----------           -----------
    Total stockholders' equity ...................................           $14,349,731           $12,908,953           $11,889,944
                                                                             ===========           ===========           ===========

                            Statements of Operations

                                                                                               Year Ended December 31,
                                                                                  2002                2001                   2000
                                                                                  ----                ----                   ----
Income
    Operating income .............................................            $        -            $        -            $        -

Expense
    Other expenses ...............................................                     -                     -                     -
                                                                              ----------            ----------            ----------

Loss before equity in undistributed net
    income of First South Bank ...................................                     -                     -                     -
Equity in undistributed net income
    of First South Bank ..........................................             1,418,764               905,835               781,730
                                                                              ----------            ----------            ----------

Net income .......................................................            $1,418,764            $  905,835            $  781,730
                                                                              ==========            ==========            ==========

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY
            Notes to the Consolidated Financial Statements, Continued December 31, 2002 and 2001


Note 16 - Condensed financial statements of parent company, continued

                            Statements of Cash Flows

                                                                                             Year Ended December 31,
                                                                                             -----------------------
                                                                                  2002                  2001                  2000
                                                                                  ----                  ----                  ----
Cash flows from operating activities
    Net income ......................................................         $ 1,418,764          $   905,835              781,730
    Equity in undistributed income of
       First South Bank .............................................          (1,418,764)            (905,835)            (781,730)
                                                                              -----------          -----------          -----------

         Net cash provided by operating activities ..................                   -                    -                    -

Cash flows from financing activities
    Proceeds from stock option exercise .............................              48,000                    -                    -
                                                                              -----------          -----------          -----------

         Net cash provided by financing activities ..................              48,000                    -                    -
                                                                              -----------          -----------          -----------

    Net increase in cash and cash equivalents .......................              48,000                    -                    -

    Cash and cash equivalents at the
       beginning of year ............................................                   -                    -                    -
                                                                              -----------          -----------          -----------

    Cash and cash equivalents at the end of year ....................         $    48,000          $         -          $         -
                                                                              ===========          ===========          ===========


Note 17 - Noncash transactions

First South foreclosed on assets during the year ended December 31, 2002 and transferred the loans and accrued interest balances at the time of foreclosure to other real estate owned in the amount of $772,644. There were no noncash transactions during the year ended December 31, 2001.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets
                             (Dollars in thousands)

                                                                                                  (Unaudited)
                                                                                                    March 31,           December 31,
                                                                                                      2003                  2002
                                                                                                      ----                  ----
Assets
Cash & due from banks ................................................................             $   4,923              $   4,192
Due from banks - interest bearing ....................................................                 9,700                    100
Investment securities:
     Securities held to maturity .....................................................                 2,367                  2,369
     Securities available for sale ...................................................                 9,737                 14,855
Loans ................................................................................               174,946                158,861
     Less, allowance for loan losses .................................................                (1,926)                (1,750)
Loans - net* .........................................................................               173,020                157,111
Property & equipment, net ............................................................                 3,367                  2,834
Other assets .........................................................................                 4,057                  3,638
                                                                                                   ---------              ---------
Total assets .........................................................................             $ 207,171              $ 185,099
                                                                                                   =========              =========

Liabilities
Deposits:
     Noninterest-bearing .............................................................             $  14,668              $  14,535
     Interest-bearing ................................................................               162,343                141,163
                                                                                                   ---------              ---------
Total deposits .......................................................................               177,011                155,698

Securities sold under repurchase agreements ..........................................                 3,828                  3,230
Other borrowed funds .................................................................                10,000                 10,000
Demand notes issued to the U.S. Treasury .............................................                   213                    455
Other liabilities ....................................................................                 1,349                  1,366
                                                                                                   ---------              ---------
Total liabilities ....................................................................               192,401                170,749
                                                                                                   ---------              ---------

Shareholders' equity
Common stock - no par value; 20,000,000 shares authorized;
     Outstanding 920,780 shares
Paid-in capital ......................................................................                11,145                 11,145
Undivided profits ....................................................................                 3,553                  3,121
Accumulated other comprehensive income ...............................................                    72                     84
Total shareholders' equity ...........................................................                14,770                 14,350
                                                                                                   ---------              ---------

Total liabilities and Shareholders' Equity ...........................................             $ 207,171              $ 185,099
                                                                                                   =========              =========


* Includes net deferred loan fees




See accompanying notes to unaudited consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

                             Statement of Operations

                                                                                                             (Unaudited)
                                                                                                    Three Months ended March 31,
                                                                                                    ----------------------------
                                                                                                    2003                     2002
                                                                                                    ----                     ----
                                                                                            (Dollars in thousands, except per share)
Interest income
         Loans, including fees ...................................................                 $ 2,640                  $ 2,165
         Investment securities ...................................................                     159                      151
         Interest bearing deposits ...............................................                      17                       34
                                                                                                   -------                  -------
         Total interest income ...................................................                   2,816                    2,350

Interest expense
         Deposits and borrowings .................................................                   1,031                    1,126
                                                                                                   -------                  -------

Net interest income ..............................................................                   1,785                    1,224
         Provision for loan losses ...............................................                    (208)                    (110)
                                                                                                   -------                  -------
         Net interest income after provision .....................................                   1,577                    1,114

Other income
         Service charges on deposit accounts .....................................                      70                       60
         Other income ............................................................                     130                      250
                                                                                                   -------                  -------
         Total noninterest income ................................................                     200                      310

Other expenses
         Salaries and benefits ...................................................                     707                      595
         Occupancy and equipment .................................................                     128                      125
         Other expense ...........................................................                     311                      195
                                                                                                   -------                  -------
         Total other expense .....................................................                   1,146                      915

Income before income taxes .......................................................                     631                      509
         Provision for income taxes ..............................................                     199                      172
                                                                                                   -------                  -------

Net income .......................................................................                 $   432                  $   337

         Basic per share earnings ................................................                 $   .47                  $   .37

         Diluted earnings per share ..............................................                 $   .45                  $   .34








See accompanying notes to unaudited consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

                 Consolidated Statements of Comprehensive Income

                                                                                                            (Unaudited)
                                                                                                     Three Months ended March 31,
                                                                                                     ----------------------------
                                                                                                     2003                     2002
                                                                                                     ----                     ----
                                                                                            (Dollars in thousands, except per share)

Net Income .........................................................................                  $ 432                   $ 337

Other comprehensive income (loss):

Change in unrealized holdings gains &
    losses on available for sale securities ........................................                    (19)                   (105)

Income tax (expense) benefit on other
    comprehensive income (loss) ....................................................                      7                      48
                                                                                                      -----                   -----
Total other comprehensive income (loss) ............................................                    (12)                    (57)

Comprehensive income ...............................................................                  $ 420                   $ 280
                                                                                                      =====                   =====



















See accompanying notes to unaudited consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows
                             (Dollars in thousands)

                                                                                                               (Unaudited)
                                                                                                            Three Months Ended
                                                                                                                 March 31,
                                                                                                                 ---------
                                                                                                         2003                  2002
                                                                                                         ----                  ----

Operating Activities
Net income .............................................................................             $    432              $    337

Adjustments to reconcile net income to net cash
     provided by operating activities
         Provision for loan losses .....................................................                  208                   110
         Depreciation ..................................................................                   51                    48
         Deferred tax asset ............................................................                  (60)                  (25)
         Decrease in interest receivable ...............................................                    5                    16
         Decrease (increase) in other assets ...........................................                 (340)                    4
         Increase in accrued expenses and other liabilities ............................                   29                    25
                                                                                                     --------              --------

Net cash provided by operating activities ..............................................                  325                   515
                                                                                                     --------              --------


Investing Activities
         Purchase of securities available for sale .....................................                    0                (5,000)
         Purchase of restricted FHLB stock .............................................                 (100)                    0
         Proceeds from called available for sale securities ............................                4,500                     0
         Proceeds from sale of other real estate owned .................................                  625                     0
         Origination of loans, net of principal collected ..............................              (16,085)               (8,295)
         Purchase of premises and equipment ............................................                 (601)                  (27)
         Increase in cash surrender value of life insurance ............................                    9                     0
                                                                                                     --------              --------

Net cash used in investing activities ..................................................              (11,652)              (10,322)

Financing Activities
         Net increase in deposits ......................................................               21,302                19,471
         Net increase in retail repurchase agreements ..................................                  598                 1,151
         Net increase (decrease) in other borrowings ...................................                 (242)                  419
         Proceeds from exercise of stock options .......................................                    0                    48
                                                                                                     --------              --------
Net cash provided by financing activities ..............................................               21,658                21,089
                                                                                                     --------              --------

Net increase in cash and cash equivalents ..............................................               10,331                11,282

Cash and cash equivalents, beginning ...................................................                4,292                 6,439
                                                                                                     --------              --------

Cash and cash equivalents, ending ......................................................               14,623                17,721
                                                                                                     ========              ========



See accompanying notes to unaudited consolidated financial statements.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

Notes to Unaudited  Consolidated Financial Statements

Note 1.  Basis of Presentation

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB and Item 310(b) of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. For further information, please refer to the financial statements and footnotes thereto for the Corporation's fiscal year ended December 31, 2002, contained herein.

Note 2.  Accounting for Stock-Based Compensation

In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123, the Company has adopted the disclosure-only option and elected to apply the provisions of APB No. 25 for financial statement purposes. No stock-based employee compensation cost is reflected in net income for these plans.

Pro forma information regarding net income and earnings per share have been determined as if the Company had accounted for its employee stock options using the fair value method, and is presented below.

                                                                                               Three months            Three months
                                                                                                  ended                   ended
($ amounts in thousands, except per share amounts)                                            March 31, 2003          March 31, 2002
                                                                                              --------------          --------------

Net income: As reported ............................................................            $       432              $      337

Deduct: Total stock-based compensation cost
         determined under the fair value method,
         net of tax ................................................................                     22                      21
                                                                                                -----------              ----------

Pro forma ..........................................................................             $      410              $      316

Basic earnings per share:
         As reported ...............................................................             $     0.47              $     0.37
         Pro forma .................................................................             $     0.45              $     0.34

Diluted earnings per share:
         As reported ...............................................................             $     0.45              $     0.34
         Pro forma .................................................................             $     0.42              $     0.32

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the three-month periods ended March 31, 2003 and 2002; dividend yield of 0%, expected volatility of 50%, risk-free interest rates of 4.00%, and expected lives of 10 years for the options.

                    FIRST SOUTH BANCORP, INC. AND SUBSIDIARY

Note 3 - Earnings per Share

         Earnings per share has been determined under the provisions of the statement of Financial Accounting Standards No. 128, Earnings Per Share. For the quarters ended March 31, 2003 and 2002, basic earnings per share has been computed based upon the weighted average common shares outstanding of 920,780, respectively.

         The only potential stock of the Company as defined in the Statement of Financial Accounting Standards No. 128, Earnings Per Share, is stock options granted to various directors, officers and employees of the Bank. The following is a summary of the diluted earnings per share calculation for the three months ended March 31, 2003 and 2002 (in thousands, except share data):

                                                           Three Months Ended
                                                                March 31,
                                                                ---------
                                                           2003           2002
                                                           ----           ----
Net income .......................................       $    432       $    337

Weighted average outstanding shares ..............        920,780        920,780
Dilutive effect of stock options .................         64,032         57,397
                                                         --------       --------
Weighted average diluted shares ..................        984,812        978,177

Diluted earnings per share .......................       $    .44       $    .34

Note 4 - Impact of Recently Issued Accounting Standards

SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued in June 2002 and addresses financial accounting and reporting for costs associated with exit or disposal activities. This statement is effective for exit or disposal activities initiated after December 31, 2002; its adoption effective January 1, 2003 did not have a material impact on the financial statements of the Company.

SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123, was issued in December 2002 and provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements of this statement are effective for fiscal years ending after December 15, 2002 and are included in these interim financial statements.

         SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued in April 2003 and amends SFAS No. 133 for certain decisions made by the Financial Accounting Standards Board as part of the Derivatives Implementation Group process and to clarify the definition of a derivative. This statement is effective for contracts entered into or modified after June 30, 2003, except for certain specific issues already addressed by the Derivatives Implementation Group and declared effective that are included in the statement. The adoption of the provisions of this statement is not expected to have a material impact on the financial statements of the Company.

                                                                       EXHIBIT A



                            FIRST SOUTH BANCORP, INC.
                             SUBSCRIPTION AGREEMENT

         The undersigned subscriber, having received and reviewed the Prospectus (the "Prospectus") dated _______, 2003, of First South Bancorp, Inc. ("First South"), subject to the terms and conditions of the Prospectus, hereby subscribes for the number of shares of Common Stock of First South (the "Common Stock"), shown below. The undersigned tenders herewith the purchase price to First South. All payments shall be in United States dollars in cash or by check, draft or money order drawn to the order of "First South Bancorp, Inc."

   Your Properly Completed Subscription Form and Payment Must Be Returned To:

                            FIRST SOUTH BANCORP, INC.
                              Post Office Box 1928
                        Spartanburg, South Carolina 29304



Acknowledgments and Representations

     In connection with this subscription, the undersigned subscriber hereby acknowledges and agrees that:

(1) This subscription may not be cancelled, terminated, or revoked by the undersigned. Upon acceptance in writing by First South Bancorp, Inc., the Subscription Agreement will be binding and legally enforceable. This subscription will only be deemed accepted upon agreement thereto by the President of First South. No other person has authority to accept or reject a subscription on behalf of First South.

(2) First South reserves the right to accept this subscription in whole or in part. If this subscription is accepted in part, the undersigned subscriber agrees to purchase the accepted number of shares subject to all of the terms of this offer.

(3) Funds relating to this subscription received by First South will not be held in escrow.

(4) First South reserves the right to cancel this subscription after acceptance until the date of issuance of the Common Stock.

(5) If this subscription is cancelled by First South in whole or in part, the corresponding portion of any funds received by First South relating to this subscription shall be returned to the undersigned subscriber. No interest will be paid on any such returned funds.

(6) The shares of Common Stock subscribed for hereby are equity securities and are not savings accounts or deposits, and INVESTMENT THEREIN IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

(7) This subscription is nonassignable and nontransferable, except with the written consent of First South.

(8) Certificates will be delivered by first class mail to the address set forth herein.

(9) The undersigned subscriber has received a copy of the Prospectus, and represents that this Subscription Agreement is made solely on the basis of the information contained in the Prospectus and is not made in reliance on any inducement, representation or statement not contained in the Prospectus. No person (including any director of First South or First South
     Bank) has given any information or made any representation not contained in the Prospectus, or, if given or made, such information or representation has not been relied upon.

Subscription accepted as to ______________________ shares.

Date: _________________

First South Bancorp, Inc.

By:_______________________________
   Barry L. Slider, President

I wish to subscribe for the following shares of Common Stock:

Number of Shares I want to buy is
____________ Shares x $ 30.00 = $______________________*

My payment of that amount is enclosed.  Make check out to:
First South Bancorp, Inc.

*If this amount is more or less than the correct amount for the number of shares shown or as to which the subscription is accepted, I want to buy as many shares as this amount will buy at $30.00 per share.



 (Name(s) in which stock certificates should be registered**)

---------------------------------------------------------


----------------------------------------------------------
 (Street Address)

----------------------------------------------------------
 (City/State/Zip Code)

----------------------------------------------------------
 (Social Security or Employer I.D. No.)

(       )                           (      )
--------------------                -----------------------
(Home Telephone No.)                (Business Telephone No.)

**Stock certificates for shares to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

                        SUBSTITUTE W-9
Under the penalties of perjury, I certify that: (1) the Social Security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

I HAVE READ AND UNDERSTAND THE PROSPECTUS AND THIS SUBSCRIPTION AGREEMENT.

Subscriber:

------------------------------------------------       -------------------------
                         (Signature)                                    (Date)

------------------------------------------------       -------------------------
                         (Signature)                                     (Date)

     If shares are to be held in joint ownership, all intended joint owners should sign this Agreement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Under South Carolina law, a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that their conduct was lawful and in the corporate interest (or not opposed thereto) set forth by statute. A corporation may also provide insurance for directors and officers against liability arising out of their positions although the insurance coverage is broader than the power of the corporation to indemnify. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding. The Company's Articles of Incorporation do not limit such indemnification.

         The Company's Articles of Incorporation provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, the Articles of Incorporation do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "Act") or (iv) for any transaction from which the director derived an improper personal benefit. This provision of the Articles of Incorporation eliminates or limits the liability of a director only to the maximum extent permitted from time to time by Section 33-2-102(e) and by the Act or any successor law or laws. Any repeal or modification of this protection by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Item 25.  Other Expenses of Issuance and Distribution.

         SEC registration fee.......................   $   607.50
         Blue Sky filing fees.......................        3,000*
         Accounting fees............................       15,000*
         Legal fees and expenses....................       50,000*
         Printing and Mailing Costs.................        6,000*
         Miscellaneous..............................       392.50*
                                                       -----------
               Total................................   $75,000.00*
                                                       ===========

*Estimated

Item 26.  Recent Sales of Unregistered Securities:

Not applicable.

Item 27.  Exhibits.

See Exhibit Index.

Item 28.  Undertakings.

(a) The Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to 17 C.F.R. ss. 230.424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Spartanburg, State of South Carolina, on May 21, 2003.


                       By: s/Barry L. Slider
                           -----------------------------------------------
                           Barry L. Slider, President and Chief
                           Executive Officer


                       By: s/V. Lewis Shuler
                           ------------------------------------------------
                           V. Lewis Shuler, Executive Vice President (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Barry L. Slider and V. Lewis Shuler, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                           Title                          Date

s/Richard H. Brooks
--------------------------          Director                       May 21, 2003
Richard H. Brooks

s/Harold E. Fleming
--------------------------          Director                       May 21, 2003
Harold E. Fleming, M.D.

s/Joel C. Griffin
--------------------------          Director                       May 21, 2003
Joel C. Griffin

s/Roger A. F. Habisreutinger
--------------------------          Chairman, Director             May 21, 2003
Roger A. F. Habisreutinger

s/Ashley F. Houser
--------------------------          Director                       May 21, 2003
Ashley F. Houser
s/Herman E. Ratchford
--------------------------          Director                       May 21, 2003
Herman E. Ratchford

s/Chandrakant V. Shanbhag
--------------------------          Director                       May 21, 2003
Chandrakant V. Shanbhag

s/Barry L. Slider
--------------------------          President, Chief Executive     May 21, 2003
Barry L. Slider                     Officer, Director

s/David G. White
--------------------------          Director                       May 21, 2003
David G. White

                                  EXHIBIT INDEX

Exhibit No. in             Description
Item 601 of
Regulation S-B)

3.1                       Articles of Incorporation of Registrant (1)
3.2                       Bylaws of Registrant (1)
4                         Form of Common Stock Certificate(2)
5                         Opinion of Haynsworth Sinkler Boyd, P.A.
10.1                      First South Bank Stock Option Plan (3)
10.2                      Form of Option Agreements with Barry L. Slider,  dated
                          as  of  December  31,  1998,  December  31,  1997  and
                          December 31, 1996 (3)
10.3                      Option  Agreement  with Barry L.  Slider,  dated as of
                          April 17, 1997(2)
10.4                      Form of Salary  Continuation  Agreements with Barry L.
                          Slider and V. Lewis Shuler dated November 19, 1999 (2)
21                        Subsidiaries of Registrant(3)
23.1                      Consent of Haynsworth  Sinkler Boyd, P.A. (included in
                          Exhibit 5)
23.2                      Consent of Independent Auditors
24                        Power of Attorney (included on signature page)
---------------

(1)  Incorporated by reference to Form 8-A filed November 12, 1999
(2)  Incorporated  by reference  to Form 10-KSB for the year ended  December 31,
     2000
(3)  Incorporated  by reference  to Form 10-KSB for the year ended  December 31,
     1999